                                                                     EXHIBIT 2.1




                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                       WINDY HILL PET FOOD COMPANY, INC.

                                      AND

               GENE W. FICKES, SANDRA C. FICKES, SCOT J. FICKES,
              KIMBERLY F. FICKES-MAYCHUK AND CHRISTOPHER K. FICKES


                                 APRIL 6, 1998

                               TABLE OF CONTENTS



                                   ARTICLE 1

                       PURCHASE OF DEEP RUN CAPITAL STOCK
                       ----------------------------------

 1.1  Definitions...................................................  1
 1.2  Generally.....................................................  1
 1.3  Separate and Several Obligations..............................  2
 1.4  Effective Time of the Purchase................................  2
 1.5  Definitions...................................................  2

                                   ARTICLE 2

                CLOSING, PAYMENT FOR SHARES AND RELATED MATTERS
                -----------------------------------------------

 2.1  Generally.....................................................  5
 2.2  Payment for Shares............................................  5
 2.3  Purchase Price Adjustment.....................................  5

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

 3.1  Representations and Warranties of the Shareholders............  7
 3.2  Representations And Warranties of the Buyer................... 23

                                   ARTICLE 4

              CONDUCT AND TRANSACTIONS PRIOR TO THE EFFECTIVE TIME
              ----------------------------------------------------

 4.1  Operation of the Business of Deep Run
      Until Effective Time.......................................... 24
 4.2  No Shopping................................................... 26
 4.3  Access to Information......................................... 26
 4.4  Hart-Scott-Rodino Act......................................... 26
 4.5  Engagement of Auditors........................................ 26
 4.6  Monthly Financial Statements.................................. 26

                                      (i)

 4.7  Confidentiality............................................... 27
 4.8  Deliveries by the Buyer and the Shareholders.................. 27
 4.9  Fee Title..................................................... 27

                                   ARTICLE 5

                              CONDITIONS PRECEDENT
                              --------------------

 5.1  Conditions to the Obligations of the Buyer.................... 28
 5.2  Conditions to the Obligations of the Shareholders............. 31

                                   ARTICLE 6

               CONDUCT AND TRANSACTIONS AFTER THE EFFECTIVE TIME
               -------------------------------------------------

 6.1  Director and Officer Exculpation and Indemnification.......... 32
 6.2  Filing of Tax Returns......................................... 32
 6.3  Insurance Coverage............................................ 33
 6.4  Life Insurance................................................ 33
 6.5  Excise Tax Deposit............................................ 33

                                   ARTICLE 7

                          TERMINATION AND ABANDONMENT
                          ---------------------------

 7.1  Generally..................................................... 34
 7.2  Procedure and Effect of Termination and Abandonment........... 35

                                   ARTICLE 8

                           SHAREHOLDER REPRESENTATIVE
                           --------------------------

 8.1  Designation................................................... 35
 8.2  Authority..................................................... 35
 8.3  Resignation................................................... 36
 8.4  Reliance by Third Parties on the Shareholder
      Representative's Authority.................................... 36
 8.5  Exculpation and Indemnification............................... 36

                                      (ii)

                                 ARTICLE 9

                            MISCELLANEOUS PROVISIONS
                            ------------------------

 9.1  Limitations on Survival....................................... 37
 9.2  Indemnification............................................... 37
 9.3  Waiver of Compliance; Consents................................ 40
 9.4  Expenses...................................................... 41
 9.5  Press Releases and Public Announcements....................... 41
 9.6  Additional Agreements......................................... 41
 9.7  Notices....................................................... 41
 9.8  Assignment.................................................... 42
 9.9  Governing Law................................................. 42
 9.10 Counterparts.................................................. 42
 9.11 Knowledge..................................................... 42
 9.12 Headings; Internal References................................. 43
 9.13 Entire Agreement.............................................. 43
 9.14 Severability.................................................. 43
 9.15 Amendment and Modification.................................... 43
 9.16 Further Assurances............................................ 43

                                     (iii)

                                    EXHIBITS


Exhibit A Ownership of Stock

Exhibit B Form of Escrow Agreement

Exhibit C Opinion of Eastburn & Gray, P.C., Seller's Counsel

Exhibit D Employment Agreement of Christopher K. Fickes

Exhibit E Employment Agreement of Scot J. Fickes

Exhibit F Consulting Agreement

Exhibit G Opinion of Richards & O'Neil, LLP, Buyer's Counsel

                                      (iv)

                                                               EXECUTION VERSION


                            STOCK PURCHASE AGREEMENT


          Stock Purchase Agreement, dated April 6, 1998 (the "AGREEMENT"), by and between Windy Hill Pet Food Company, Inc., a Minnesota corporation (the "BUYER"), and Gene W. Fickes, Sandra C. Fickes, Scot J. Fickes, Kimberly Fickes-Maychuk and Christopher K. Fickes (collectively, the "SHAREHOLDERS" and, individually, a "SHAREHOLDER").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Shareholders own beneficially and of record all of the issued and outstanding shares of capital stock of Deep Run Packing Co., Inc., a Pennsylvania corporation ("DEEP RUN"); and

          WHEREAS, the Buyer desires to purchase from the Shareholders, and the Shareholders desire to sell to the Buyer, all of the issued and outstanding shares of capital stock of Deep Run.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                       PURCHASE OF DEEP RUN CAPITAL STOCK
                       ----------------------------------

          1.1  Definitions.  Capitalized terms not otherwise defined herein
               -----------
shall have their respective meanings as set forth in SECTION 1.5.

          1.2  Generally.  Subject to the conditions precedent hereinafter
               ---------
contained, on the Closing Date, the Buyer shall purchase (the "PURCHASE") from each of the Shareholders, and each of the Shareholders shall sell to the Buyer, the number of shares of issued and outstanding common stock, par value $10 per share, of Deep Run specified in EXHIBIT A (all such shares of common stock of Deep Run being hereafter called the "DEEP RUN COMMON STOCK"). The aggregate purchase price (the "PURCHASE PRICE") for the Deep Run Common Stock shall be an amount equal to (i) $16,000,000, (ii) plus the amount of Cash shown on the Closing Date Balance Sheet, (iii) minus the amount of outstanding Indebtedness and Accrued Interest shown on the Closing Date Balance Sheet, (iv) minus the amount by which Adjusted Working Capital as shown on the Closing Date Balance Sheet is less than $2,413,740 and (v) plus the amount by which Adjusted Working Capital as shown on the Closing Date Balance Sheet is more than $2,413,740. The Purchase Price shall be allocated among the

Shareholders in accordance with their percentage interests therein as shown on EXHIBIT A hereto (the "PERCENTAGE INTERESTS").

          1.3  Separate and Several Obligations.  The obligations of the
               --------------------------------
Shareholders under this ARTICLE 1 shall be separate and several.

          1.4  Effective Time of the Purchase.  The Purchase shall be deemed to
               ------------------------------
be effective as of the opening of business on the Closing Date. The term "EFFECTIVE TIME" shall mean the date and time when the Purchase becomes effective.

          1.5  Definitions.  For purposes of this Agreement, the terms set forth
               -----------
below are defined as follows:

          (a) "ACCRUED INTEREST" means all interest that is accrued but unpaid on account of Indebtedness.

          (b) "ADJUSTED WORKING CAPITAL" shall mean accounts and current notes receivable, plus Inventory and prepaid expenses, less accounts payable, accrued expenses (not to include Accrued Interest) all as reflected on, or determined by reference to, the Closing Date Balance Sheet. The cash surrender value of the insurance policies described in SECTION 6.4 and the excise tax deposit (the "EXCISE TAX DEPOSIT") shall not be included in Adjusted Working Capital.

          (c) "BUYER'S ACCOUNTANT" shall mean KPMG Peat Marwick LLP.

          (d) "CASH" means all the cash of Deep Run and the Excise Tax Deposit.

          (e) "CLOSING DATE BALANCE SHEET" shall mean the balance sheet of Deep Run as of the Effective Time as prepared in accordance with SECTION 2.3.

          (f) "INDEBTEDNESS" means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with generally accepted accounting principles, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than accounts payable incurred in the ordinary course of business and accrued expenses incurred in the ordinary course of business), (iv) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (A) due more than six months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any lien on any property or asset owned or held by that person regardless of whether the indebtedness secured thereby shall have been assumed by that person or is nonrecourse to the credit of that person.

          (g) "INVENTORY" shall mean all useable raw materials, ingredients, packaging materials (excluding any packaging materials that have not been used in the Deep Run business during the three months prior to Closing or that will exceed a 6-month supply following the Closing determined by the Buyer in good faith based on Deep Run's forecasts for such period), packaging supplies, goods in process and finished goods used exclusively in the Deep Run business wherever located. Inventory shall not include spare parts.

          (h) "SHAREHOLDERS' ACCOUNTANTS" shall mean Niessen, Dunlap & Pritchard P.C..

          (i) Other Definitions.  Other terms defined in this Agreement, and the
              -----------------
location where they are defined are:

Defined Term                             Section
------------                             -------
Accounting Firm                 Section 2.3(a)
Additional Parcels              Section 4.9
Annual Financial Statements     Section 3.1(f)
Audit Report                    Section 4.5
Authorized Persons              Section 4.3
Balance Sheet                   Section 3.1(h)
Closing                         Section 2.1
Closing Date                    Section 2.1
Closing Document                Section 9.2(a)
Code                            Section 3.1(i)
Current Property                Section 3.1(r)(ii)(C)
Damages                         Section 9.2(a)
Deep Run Common Stock           Section 1.2
Disclosure Schedule             Section 3.1
Due Diligence Review            Section 4.8(a)
Effective Time                  Section 1.4
Environmental Law               Section 3.1(r)(i)(A)
Escrow Agreement                Section 2.2(a)

Defined Term                             Section
------------                             -------
Escrow Amount                   Section 2.2(a)
Estimated Purchase Price        Section 2.2(a)
Excise Tax Deposit              Section 1.5(b)
Fee Property                    Section 3.1(j)(i)
Financial Statements            Section 3.1(f)
Former Property                 Section 3.1(r)(ii)(C)
Hart-Scott-Rodino Act           Section 3.1(e)
Hazardous Substance             Section 3.1(r)(i)(B)
Interim Financial Statements    Section 3.1(f)
IRS                             Section 3.1(i)
Leasehold Property              Section 3.1(j)(i)
March 31 Balance Sheet          Section 4.5
Material Contracts              Section 3.1(l)
Notice of Disagreement          Section 2.3(a)
Percentage Interests            Section 1.2
Permitted Exceptions            Section 3.1(j)(ii)
Pre-Closing Tax Period          Section 3.1(i)
Proprietary Rights              Section 3.1(m)
Purchase                        Section 1.2
Purchase Price                  Section 1.2
Shareholder Representative      Section 8.1
Stub Financials                 Section 4.5
Stub Report                     Section 4.5
Tax                             Section 3.1(i)
Tax Return                      Section 3.1(i)

                                 ARTICLE 2

                CLOSING, PAYMENT FOR SHARES AND RELATED MATTERS
                -----------------------------------------------

          2.1  Generally.  The closing (the "CLOSING") of the purchase and sale
               ---------
of Deep Run Capital Stock in accordance with ARTICLE 1 shall occur on May 18, 1998 or at such other time as the Shareholders and the Buyer may mutually agree (the "CLOSING DATE"). The Closing shall be held at the offices of Eastburn & Gray, P.C., 60 East Court Street, Doylestown, Pennsylvania 18901-4350, or such other place as the Shareholders and the Buyer may mutually agree.

          2.2  Payment for Shares.
               ------------------

          (a) On the Closing Date, prior to the purchase by Buyer of the Deep Run Capital Stock, (i) the Shareholders shall deliver to the Buyer a written estimate of the Purchase Price (the "ESTIMATED PURCHASE PRICE"), such estimate to be prepared in good faith by the Shareholders upon consultation with the Buyer, and (ii) the Buyer shall pay via wire transfer of immediately available funds (Y) to First Service Bank in Doylestown, Pennsylvania (to an account to be designated in writing by the Shareholder Representative) the Estimated Purchase Price, less $1,500,000 (the "ESCROW AMOUNT"), and (Z) to the Escrow Account (as defined in the Escrow Agreement), the Escrow Amount to be held in accordance with an escrow agreement substantially in the form of EXHIBIT B (the "ESCROW AGREEMENT").

          (b) Within two business days of delivery of the final determination of the Closing Date Balance Sheet pursuant to the procedures set forth in SECTION 2.3, the Buyer shall remit or cause to be remitted in immediately available funds to the Shareholders, allocated among the Shareholders in accordance with their Percentage Interests, an amount equal to the excess (if any) of (i) the Purchase Price, over (ii) the Estimated Purchase Price. Alternatively, if the Estimated Purchase Price exceeds the Purchase Price (as finally determined by reference to the Closing Date Balance Sheet), the Shareholders shall remit or cause to be remitted in immediately available funds to the Buyer an amount equal to such excess. Any amount payable pursuant to this SECTION 2.2(B) shall bear interest at a rate of 8% per annum from the Closing Date to the date payment is finally made.

          2.3  Purchase Price Adjustment.
               -------------------------

          (a) Within 30 days after the Closing Date the Shareholders shall deliver to the Buyer the Closing Date Balance Sheet setting forth the amount of Cash, Indebtedness, Accrued Interest and Adjusted Working Capital as of the Effective Time. In connection with the preparation of the Closing Date Balance Sheet, the Shareholders shall take and prepare a physical count of the Inventory of Deep Run as of the Effective Time at each location where Inventory is located as of the Effective Time. The physical count of the Inventory conducted by the Shareholders shall be in accordance with the Deep Run's historical accounting procedures used with respect to Inventory and disclosed to the Buyer prior to the Closing and Inventory shall be valued at lower of cost or market in accordance with such practices. The Buyer shall be entitled to observe such physical count. During the 30 days immediately following the Buyers' receipt of the Closing Date Balance Sheet, the Buyer shall be permitted to review the Shareholders' and the Shareholders' Accountant's working papers relating to the Closing Date Balance Sheet. The Closing Date Balance Sheet shall become final and binding upon the parties on the 30th day following receipt thereof by the Buyer unless the Buyer gives written notice of its disagreement (a "NOTICE OF DISAGREEMENT") to the Shareholders prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature and amount of any disagreement so asserted. If a timely Notice of Disagreement is received by the Shareholders, then the Closing Date Balance Sheet (as revised in accordance with clause (x) or (y) below) shall become final and binding upon the parties on the earlier of (x) the date the parties hereto resolve in writing any differences they have with respect to any matter specified in the Notice of Disagreement or
(y) the date any matters properly in dispute are finally resolved in writing by the Accounting Firm (as defined below). During the 30 days immediately following the delivery of a Notice of Disagreement, the Shareholders and the Buyer shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in the Notice of Disagreement. During such period, the Shareholders shall have full access to the working papers of the Buyer prepared in connection with the Buyer's preparation of the Notice of Disagreement. At the end of such 30-day period, the Buyer and the Shareholders shall submit to a nationally recognized accounting firm mutually agreed upon (the "ACCOUNTING FIRM") for review and resolution of any and all matters which remain in dispute and which were properly included in the Notice of Disagreement, and the Accounting Firm shall make a final determination of the Cash, Indebtedness, Accrued Interest and Adjusted Working Capital, in accordance with this SECTION 2.3(A), which determination shall be binding on the parties (it being understood, however, that the Accounting Firm shall act as an arbitrator to determine, based solely on presentations by the Buyer and the Shareholders (and not on its own independent review), only those matters which remain in dispute and which were properly included in the Notice of Disagreement). The Closing Date Balance Sheet shall become final and binding on the Buyer and the Shareholders on the date the Accounting Firm delivers its final resolution to the parties (which final resolution shall be delivered as soon as practicable following the selection of the Accounting Firm). The Accounting Firm shall be a firm which has not provided service to the Buyer or the Shareholders for a period of at least two years and be selected by the Buyer and the Shareholders or, if the parties are unable to agree, by the Buyer's and Shareholders' independent accountants. The fees and expenses of the Accounting Firm pursuant to this SECTION 2.3 shall be borne equally by the Shareholders on the one hand, and the Buyer on the other.

          (b) The Buyer, Shareholders, the Shareholders' Accountants and Deep Run will cooperate in the preparation of the Closing Date Balance Sheet, including providing customary certifications, if requested, to the Shareholders' Accountants or the Accounting Firm.


                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          3.1  Representations and Warranties of the Shareholders.   Except as
               --------------------------------------------------
otherwise set forth in the disclosure schedule (the "DISCLOSURE SCHEDULE"), the Shareholders, jointly and severally, represent and warrant to the Buyer as follows:

          (a) Organization, Standing, Qualification.  Deep Run is a corporation
              -------------------------------------
duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. Deep Run is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction (which are listed on the Disclosure Schedule) where the character of its properties owned, operated or leased, or the nature of its activities, makes such qualification necessary, except such jurisdictions where failure to be so qualified would not individually or in the aggregate, have a material adverse effect upon the business, operations, properties or financial condition of Deep Run. The copies of the articles or certificate of incorporation and by-laws of Deep Run, which have been delivered to the Buyer, are complete and correct as of the date of this Agreement, and the minute books of Deep Run, which have been made available to the Buyer, are complete in all material respects and accurately reflect all material action taken prior to the date of this Agreement by the Board of Directors and Shareholders of Deep Run.

          (b) Capitalization.  The authorized capital stock of Deep Run consists
              --------------
of 1,000,000 shares of common stock, $10 par value. The issued and outstanding capital stock of Deep Run consists of 83,000 shares of such common stock. The Disclosure Schedule contains a complete and correct list of all record owners of shares of such common stock and the number of shares owned by each such person or entity and their respective Percentage Interests. There are currently 17,000 shares of such common stock held in treasury by Deep Run. Deep Run has no other issued or outstanding shares of capital stock. There are no outstanding subscriptions, options, warrants, calls or other agreements or commitments by which Deep Run or any of the Shareholders is bound in respect of the capital stock of Deep Run, whether issued or unissued, and no outstanding securities convertible into or exchangeable for any such capital stock. All of the outstanding shares of the common stock of Deep Run are validly issued, fully paid and nonassessable. The Disclosure Schedule contains a complete and correct list of each corporation, partnership, joint venture or other business association in which Deep Run has any equity ownership interest.

          (c) Ownership of Stock.  Each Shareholder owns and holds of record,
              ------------------
free and clear of any lien, claim or encumbrance, the shares of Deep Run Common Stock set forth adjacent to its name on EXHIBIT A. There are no restrictions on such Shareholder's ability to transfer such shares.

          (d) Power and Authority; Execution and Enforceability.  Each
              -------------------------------------------------
Shareholder has the legal, right, power and authority to enter into this Agreement and has the legal, right, power and authority to transfer, assign and deliver such Shareholder's shares as provided in this Agreement, and such delivery will convey to the Buyer good and marketable title to such shares, free and clear of all liens, claims, agreements and encumbrances of any kind whatsoever. This Agreement constitutes the legal, valid and binding obligation of each Shareholder enforceable against such Shareholder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in court of law or in equity).

          (e) No Conflicts.  Neither the execution and delivery of this
              ------------
Agreement by the Shareholders, nor the consummation by the Shareholders of the transactions contemplated hereby, will (i) conflict with or result in a breach of the articles of incorporation or by-laws, as currently in effect of Deep Run, or (ii) except for the requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HART-SCOTT-RODINO ACT"), require any filing with, or consent or approval of any governmental authority having jurisdiction over any of the Shareholders or the business or assets of Deep Run, or (iii) violate any statute, regulation, injunction, judgment or order to which the Shareholders or Deep Run is subject, or (iv) result in a breach of, or constitute a default or an event which, with the rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, require the consent of any third party or result in the creation of any lien on the assets of Deep Run under any Material Contract or any certificate of occupancy, license, permit, order or approval of any governmental authority of which Deep Run is a beneficiary.

          (f) Financial Statements.  The Shareholders have heretofore delivered
              --------------------
to the Buyer the following financial statements of Deep Run: unaudited balance sheets, statements of income, statements of retained earnings and statements of cash flow as at and for the fiscal years ended September 30, 1997, 1996 and 1995 (the "ANNUAL FINANCIAL STATEMENTS") reviewed by the Shareholders' Accountants, and unaudited balance sheets and statements of income as at and for the 5-month period ended February 28, 1998 (the "INTERIM FINANCIAL STATEMENTS" and, collectively with the Annual Financial Statements, the "FINANCIAL STATEMENTS"). Each of the Financial Statements was prepared and the Stub Financials, March 31 Balance Sheet and each unaudited monthly statement to be delivered by Deep Run to the Buyer pursuant to SECTION 4.6 will have been prepared from the books and records of Deep Run (which are accurate and complete in all material respects) in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and except for the Interim Financial Statements which are subject to normal year-end adjustments consistent with past practice) and each fairly presents, in all material respects, the assets, liabilities and financial position of Deep Run as at the respective dates thereof and the results of operations and cash flows of Deep Run for the periods indicated.

          (g) Absence of Certain Changes or Events.  Except as set forth in the
              ------------------------------------
Disclosure Schedule or as expressly permitted by SECTION 4.1(D) since September 30, 1997, and to and including the date of this Agreement, (i) Deep Run has not incurred any obligations or liabilities other than in the ordinary course of business and has not incurred any indebtedness for money borrowed; made any loans to or guaranteed any indebtedness of others; prepaid any indebtedness; changed or modified any existing accounting method, principle or practice; sold, leased, encumbered, mortgaged or otherwise disposed of any tangible assets or properties which are material to Deep Run other than sales of Inventory and obsolete equipment in the ordinary course of business; sold, assigned or transferred any patents, trademarks, trade names, or other intangible assets; suffered any business interruption or disruption or labor disputes, whether or not covered by insurance; entered into or modified any agreement, contract or commitment outside the ordinary course of business or involving payments or obligations in excess of $25,000 for each such agreement, contract or commitment in any year or $75,000 for all such agreements in the aggregate; purchased any capital assets in excess of $50,000 in the aggregate; leased any assets as lessee or lessor; terminated or modified any lease to which it is a party or by which it is bound, except for terminations of leases which expired in accordance with their terms; suffered any material destruction of its properties, whether or not covered by insurance; suffered any material and adverse changes in its business, operations, properties or financial condition; written down or written up any of its Inventory other than in the ordinary course of business; adopted, entered into or agreed to enter into, or amended or agreed to amend any Employee Benefit Plans (as defined in Section 3.1(q)); other than in the ordinary course of business and consistent with past practice, made any changes in the customary methods used in operating Deep Run's business (including its marketing, selling and pricing practices and policies); waived any right of material value under any Material Contract; failed to perform any of its obligations, or suffered or permitted to exist and be continuing any default by it under any Material Contract; or entered into any other transaction other than in the ordinary course of business; (ii) no dividends or other distributions have been set aside, made or paid; (iii) no shares of capital stock of Deep Run have been purchased, redeemed or otherwise acquired, directly or indirectly, by Deep Run;
(iv) no stocks, bonds or other shares of capital stock of Deep Run, or options or other rights to purchase the same have been issued or authorized for issuance; (v) Deep Run has not increased or decreased the compensation of any of its officers, directors or employees, except pursuant to Deep Run's existing compensation plans and practices that are referenced in the Disclosure Schedule, and no sums or other corporate assets have been paid to or withdrawn by the directors or officers of Deep Run, except for ordinary compensation and fees, payments under established compensation or incentive plans, and ordinary expense reimbursement and similar payments; (vi) Deep Run has not changed its past practices with respect to the maintenance and repair of its properties or deferred any such maintenance repair in a manner inconsistent with such past practices; and (vii) Deep Run has not entered into any commitment to do any of the foregoing.

          (h) No Undisclosed Liabilities.  Other than as and to the extent
              --------------------------
disclosed or reserved against in the balance sheet dated as of September 30, 1997 (the "BALANCE SHEET"), set forth in the Disclosure Schedule or incurred in the ordinary course of business since the date of the Balance Sheet, Deep Run has no liabilities or obligations required to be disclosed or reserved against on a balance sheet prepared in accordance with generally accepted accounting principles. Except as set forth in the Disclosure Schedule, neither Deep Run has no other liability of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and, to the knowledge of Deep Run, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

               (i) liabilities or obligations to perform or pay under the executory portion of any Material Contract, or under the executory portion of any other agreement or commitment of any kind by which Deep Run is bound and which was entered into in the ordinary course of business, is on commercially reasonable terms, and is consistent with Deep Run's past practices;

               (ii) liabilities which are covered by any insurance policy disclosed in the Disclosure Schedule;

               (iii) any liability within the scope of the representations and warranties of SECTIONS 3.1(I), (J), (L), (M), (N), (O), (P), (Q), (R),
          (T), (V) and (Y) the existence of which would not constitute a breach of such representations and warranties; or

               (iv) other undisclosed liabilities which, individually or in the aggregate, are not material to Deep Run.

          (i)  Tax Matters.
               -----------

          (i) For purposes of this Agreement, (A) "TAX" or "TAXES" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments; (B) "TAX RETURN" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes; (C) "IRS" shall mean the Internal Revenue Service; (D) "CODE" shall mean the Internal Revenue Code of 1986, as amended; and (E) "PRE-CLOSING TAX PERIOD" shall mean all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) such day.

          (ii) Deep Run is a small business corporation as defined in Section 1361 of the Code, has had in effect since the year ended September 30, 1991 a valid election to be treated as an "S" corporation for Federal income tax purposes under the Code and in the State of Pennsylvania, and neither Deep Run nor any Shareholder has taken or caused or permitted to be taken any action that would have caused a termination of such S elections.

          (iii) Except as set forth on the Disclosure Schedule, (A) Deep Run has (x) duly and timely filed (including extensions) with the appropriate governmental entities all Tax Returns required to be filed by it on or prior to the date hereof, and such Tax Returns are true, correct and complete in all material respects and (y) duly paid in full or made provision in accordance with generally accepted accounting principles for the payment of all Taxes for all periods ending through the date hereof, (B) there are no liens for Taxes upon the Shares or the assets of Deep Run except for statutory liens for current Taxes not yet due, (C) Deep Run has complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any foreign laws) and has, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental entities all amounts required to be so withheld and paid over under applicable laws, (D) no Federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Deep Run, and Deep Run has not received notice of any pending audits or proceedings, (E) there are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Deep Run, (F) Deep Run is not a party to any agreement providing for the allocation or sharing of Taxes, (G) Deep Run is not a party to any agreement, contract or other arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and (H) no power of attorney has been executed by Deep Run with respect to any matter relating to Taxes which is currently in force.

          (j)  Real Property.
               -------------

               (i) The Disclosure Schedule sets forth all of the real property owned in fee simple by Deep Run or to which Deep Run will acquire fee simple title prior to the Closing, including the Additional Parcel (the "FEE PROPERTY"), each lease by Deep Run as landlord of any of the Fee Property, each lease by Deep Run of real property as tenant, and each sublease in which Deep Run is either sublessor or sublessee (collectively the "LEASEHOLD PROPERTY").

               (ii) Deep Run has or will have as of the Effective Time good and marketable fee simple title to the Fee Property, free and clear of all easements, restrictions, mortgages, pledges, liens, encumbrances or security interests, except (A) liens which may arise for current taxes and assessments not yet due and payable or which are being contested in good faith and in respect of which adequate reserves have been established, (B) imperfections in title, encumbrances, easements, restrictions and other liens, claims and encumbrances which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially interfere with the present use of the properties subject thereto or affected thereby, and
          (C) all matters which are disclosed (whether or not ultimately deleted or insured over) in the title insurance policies and surveys listed in the Disclosure Schedule, copies of which have been delivered to the Buyer (the matters in clauses (A), (B) and (C), collectively, the "PERMITTED EXCEPTIONS").

               (iii) Deep Run has not within the 12-month period preceding the date hereof received written notice from any governmental authority that such governmental authority has initiated or intends to initiate a condemnation of any Current Property or changes in the zoning ordinances or building codes applicable to the Fee Property or the Leasehold Property, which changes would materially interfere with the present or contemplated use of such Fee Property or Leasehold Property.

               (iv) Deep Run has not received written notice from any governmental authority requiring work to be done or improvements to be made by Deep Run to the Fee Property and the Leasehold Property, which work has not been completed.

               (v) Except as set forth on the Disclosure Schedule, all leases of Fee Property and Leasehold Property are in full force and effect.

               (vi) Neither Deep Run nor, to the knowledge of the Shareholders, any other party thereto is in default under or in respect of any lease of

          Leasehold Property, the result of which default could, individually or in the aggregate together with all other such defaults, materially interfere with the present use of the properties subject thereto or affected thereby. Deep Run has not exercised any purchase option under a lease of any of the Leasehold Property or any option to renew any such lease for a term beyond the current term of said lease.

          (k) Personal Property.  Deep Run owns or holds by valid lease or
              -----------------
license, all of its respective personal property reflected in the Balance Sheet or acquired after September 30, 1997 (except for any assets sold in accordance with SECTION 4.1(D)(III), free and clear of all mortgages, claims, liens, security interests, charges and encumbrances.

          (l) Material Contracts.  Except as set forth in the Disclosure
              ------------------
Schedule, Deep Run is not a party to or bound by any of the following, either written or oral:

               (i) contract with any labor union or any collective bargaining agreement;

               (ii) bonus, pension, profit sharing, retirement, deferred compensation, savings, stock purchase, stock option, hospitalization, medical, dental, vision, vacation, sick pay, disability severance, insurance or other plan providing similar employee benefits or compensation;

               (iii) employment, agency, consulting or similar personal service contract;

               (iv) agreement (including brokerage, correspondent, sales representative or distributorship agreement) for the payment of fees, commissions, or other compensation by Deep Run in connection with the distribution or sale of products;

               (v) lease, whether as lessor or lessee, with respect to any Fee Property, Leasehold Property or personal property (excluding any lease of personal property as lessee providing for annual rentals of $15,000 or less);

               (vi) contract as licensor or licensee for the license of any patent, know-how, trademark, trade name, service mark, copyright or other intangible asset;

               (vii) guaranty, suretyship, indemnification or contribution agreement;

               (viii) loan agreement, promissory note or other document evidencing any indebtedness of or to Deep Run (other than any trade accounts payable or receivable and other indebtedness incurred in the ordinary course and not for money borrowed);

               (ix) mortgage, security agreement, sale-leaseback agreement or other agreement which effectively creates (or could, in the future, create) a lien on any assets of Deep Run;

               (x) contract for the purchase of capital assets or for remodeling or construction which involves payments of $25,000 or more;

               (xi) contract for advertising or promotional services to be rendered for Deep Run which involves payment of $25,000 or more;

               (xii) contract concerning confidentiality or restricting Deep Run in any material respect from engaging in business or from competing with any other parties or providing that Deep Run shall be restricted in any from selling, marketing or distributing any product or other merchandise.

               (xiii)  purchase or sale order for merchandise or supplies which
          (A) was not entered into in the ordinary course of business, involves payments of $25,000 or more and is not terminable by Deep Run without cost or penalty upon 30 days' or less notice, or (B) is standing or similar order with a remaining term of more than one year and is not terminable by Deep Run without cost or penalty upon 30 days' or less notice;

               (xiv)  plan of reorganization;

               (xv) contract involving the acquisition or disposition of $25,000 or more in assets, other than contracts involving the sale of Inventory in the ordinary course of business;

               (xvi) partnership, limited liability company or joint venture agreement;

               (xvii) contract or commitment to loan money to any person to guarantee indebtedness of any person, or to make an equity investment in any person;

               (xviii) contract under which the consequences of a default or termination could have a material adverse effect on the financial condition, results of operations, assets, business or prospects of Deep Run;

          (xix) any agreement which includes provisions regarding minimum volumes or volume discounts with respect to the sale of any product of Deep Run;

               (xx) any agreement with persons other than employees pursuant to which a rebate, discount bonus, commission or other payment with respect to the sale of any product of Deep Run will be payable or required after the Closing;

               (xxi) any contract or arrangement with any Shareholder or other affiliate of Deep Run; or

               (xxii) any other contract (excluding purchase and sale orders not required by the terms of the foregoing clauses (xiii) or (xv) to be set forth in the Disclosure Schedule) not otherwise set forth in the Disclosure Schedule which involves payments of $25,000 or more a year and is not terminable by Deep Run without cost or penalty upon 30 days' or less notice.

All of the foregoing are collectively called "MATERIAL CONTRACTS." To the extent Material Contracts are evidenced by documents true and correct copies thereof have been delivered or made available to the Buyer unless otherwise noted in the Disclosure Schedule and, if oral, are summarized in the Disclosure Schedule.

          Except as set forth on the Disclosure Schedule:

               (w) all Material Contracts are in full force and effect and are valid, binding and enforceable in accordance with their terms;

               (x) Deep Run is not and, to the knowledge of the Shareholders, no other party to any Material Contract is, in breach of any material provision of, in material violation of, or in material default under the terms of any Material Contract;

               (y) no event has occurred which, after the giving of notice or passage of time or both, would constitute a material default under the result in the material breach of any Material Contract by Deep Run, or to the knowledge of Deep Run, by any other party; and

          (m) Intellectual Property.  The Disclosure Schedule contains a
              ---------------------
complete and correct list of all patents, registered trademarks, registered trade names, and applications for any of the foregoing owned or used to any material extent by Deep Run ("PROPRIETARY RIGHTS"). All of the Proprietary Rights are owned by Deep Run, free and clear of any liens, charges, pledges, security interests or other similar encumbrances, or enforceable, valid and subsisting, constitute all Proprietary Rights used for the operation of Deep Run's business in the ordinary course, and, to the knowledge of Deep Run, do not conflict with or infringe on the rights of others. Except as set forth in the Disclosure Schedule, Deep Run has not granted any licenses or other rights and Deep Run does not have any obligation to grant licenses or other rights to any of the Propriety Rights. Except as set forth in the Disclosure Schedule, since January 1, 1992, Deep Run has not received any charge, complaint, claim, demand, or notice alleging that Deep Run has interfered, infringed upon, misappropriated or otherwise come into conflict with the intellectual property rights of any third party (including any claim that Deep Run must license or refrain from using any intellectual property rights of any third party) and, to the knowledge of Deep Run, in connection with the operation of Deep Run's business, there are not current or past conditions upon which such charges or claims reasonably could be based. To the knowledge of Deep Run, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with the Proprietary Rights. Except as set forth in the Disclosure Schedule, as of the date of this Agreement Deep Run does not use any unregistered trademark for any product which generated more than $30,000 in gross sales during the 12-month period ended December 31, 1997.

          (n) Litigation.  Except as disclosed in the Disclosure Schedule, no
              ----------
litigation, arbitration, or administrative proceeding or investigation is pending or, to the knowledge of the Shareholders, threatened against the Shareholders, Deep Run or any of Deep Run's officers, employees or directors in connection with (i) the business or affairs of Deep Run and (ii) the Purchase contemplated by this Agreement. Except as set forth on the Disclosure Schedule, Deep Run is not currently, and has not been since 1990, subject to any judgment (other than a monetary judgment heretofore discharged), consent decree, binding arbitration or regulatory order not generally applicable to similar business.

          (o) Permits, Licenses, Authorizations; Compliance with Laws.  Deep Run
              -------------------------------------------------------
has all licenses, franchises, certificates of occupancy, permits and other governmental authorizations which are material and necessary to conduct its respective business, and Deep Run is not in violation in any material respect of any such license, franchise, certificate of occupancy, permit or other governmental authorization, or any statute, law, ordinance, rule regulation, judgment, order or decree applicable to it or any of its properties.

          (p) No Brokers or Finders.  None of the Shareholders, Deep Run nor
              ---------------------
anyone acting by or through any of them has engaged any investment banker, broker or finder in connection with the transactions contemplated hereby.

          (q)  Retirement and Benefit Plans.
               ----------------------------

               (i) For purposes of this Section (q):

                    (A) "CODE" shall have the meaning set forth in SECTION 3.1(I) hereof.

                    (B) "EMPLOYEE BENEFIT PLAN" has the meaning set forth in ERISA Section 3(3), including any such plan contributed to or required to be contributed to by Deep Run, and/or any ERISA Affiliate.

                    (C) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                    (D) "ERISA AFFILIATE" means any entity required to be aggregated with Deep Run and its subsidiaries, trades or businesses under Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

                    (E) "FIDUCIARY" has the meaning set forth in ERISA Section 3(21).

                    (F) "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA
          Section 3(37).

                    (G) "PBGC" means the Pension Benefit Guaranty Corporation.

                    (H) "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Section 406 and Code Section 4975.

          (ii) The Disclosure Schedule contains a true and complete list of each Employee Benefit Plan and all other employee benefit arrangements, policies or payroll practices, including, without limitation, employee pension, retirement, profit sharing, Multiemployer Plan, stock bonus, stock option, stock purchase, incentive, severance, sick leave, vacation pay, disability, deferred and other executive compensation, bonus, hospitalization, medical, dental, vision and life insurance plans, whether written or unwritten, that Deep Run or any ERISA Affiliate maintains or to which Deep Run or any ERISA Affiliate contributes or in which any current or former employees of Deep Run or any ERISA Affiliate has accrued any benefits to which they remain entitled (individually, a "PLAN", collectively, the "PLANS").

          (iii) The Shareholders and Deep Run have with respect to each such Plan provided true and complete copies of: (a) all plan and related trust documents, and amendments thereto; (b) all summary plan descriptions and employee communications; (c) the most recent Internal Revenue Service Form 5500's including all schedules thereto; (d) the most recent actuarial valuation or, in the case of a defined contribution plan, a valuation report; and (e) the most recent Internal Revenue Service determination letter issued; any and all insurance contracts, and other funding and third party administrative agreements; and all communications from any government agency.

          (iv) Each of the Plans complies in form and in operation in all respects with the applicable requirements of ERISA, the Code and other applicable laws.

          (v) All required reports and descriptions (including, but not limited to, Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been timely filed or distributed appropriately with respect to each Plan for which such reporting and/or distribution is required. The requirements of Parts 6 and 7 of Subtitle B of Title I of ERISA and of Section 4980B of the Code have been met with respect to each Plan to which such requirements apply.

          (vi) Each Plan intended to qualify under Section 401(a) of the Code so qualifies, and any related trust is exempt from federal income tax under Section 501(a) of the Code. A favorable determination letter from the IRS has been issued with respect to each such plan and trust covering, without limitation, the qualification requirements imposed under the Tax Reform Act of 1986, the Unemployment Compensation Amendments of 1992 and the Omnibus Budget Reconciliation Act of 1993, and nothing has occurred since the date of such determination letter that would adversely affect such qualification or such tax-exempt status.

          (vii) No Plan is subject to Title IV of ERISA.

          (viii) No Prohibited Transaction has occurred with respect to any Plan. Neither Deep Run nor any ERISA Affiliate has any liability for breach of fiduciary duty or any other failure to act or comply in connection with any Plan.

          (ix) No action, suit, proceeding, hearing, or investigation with respect to any of the Plans (other than routine claims for benefits) is pending or threatened.

          (x) Neither Deep Run nor any ERISA Affiliate has any liability for post-retirement medical or life benefits other than may be required under part 6 of Title I of ERISA.

          (xi) Neither Deep Run nor any ERISA Affiliate contributes to any Multiemployer Plan.

          (xii) No Plan is a "multiple employer plan" within the meaning of
Section 4063 or 4064 of ERISA. No Plan is a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA. Neither Deep Run, nor any of its subsidiaries, maintains or has any obligation to contribute to any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code for the provision of welfare benefits.

          (xiii) Deep Run has made all payments due to date with respect to each Plan.

          (xiv) No current or former employee of Deep Run or any ERISA Affiliate is or may become entitled to post-employment retirement benefits of any kind other than coverage mandated by Section 4980B of the Code.

          (xv) No amounts paid or payable by Deep Run will fail to be deductible for federal income tax purposes by reason of Section 162(m) or 280G of the Code.

          (xvi) Neither Deep Run nor any ERISA Affiliate has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act, as it may be amended from time to time, and within the last six months, only terminations of employment in the normal course of operations occurred.

          (xvii) Neither Deep Run nor any ERISA Affiliate maintains any plan, arrangement or program which provides severance benefits to current or former employees of Deep Run or any ERISA Affiliate and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any liability for the payment of severance benefits.

          (r)  Environmental Matters.
               ---------------------

               (i)  For purposes of this Agreement:

                    (A) "ENVIRONMENTAL LAW" means the Comprehensive
               Environmental Response, Compensation and Liability Act, 42 U.S.C.
               (S) 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. (S) 1201 et seq., the Clean Water Act, 33 U.S.C. (S) 1321 et seq., the Clean Air Act, 42 U.S.C. (S) 7401 et seq., the Safe Drinking Water Act, the Toxic Substance Control Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Material Transportation Agreement, and the Occupational Safety and Health Act of 1976, each as amended through the Closing Date, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials (including petroleum products and asbestos) or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

                    (B) "HAZARDOUS SUBSTANCE" means any pollutant contaminant, hazardous substance or waste, solid waste, petroleum or any fraction thereof, or any other chemical, substance or material listed or identified in or regulated by any Environmental Law.

               (ii) Except as set forth in the Disclosure Schedule and the environmental assessments performed since January 1, 1988 by it, at its request or by any governmental agency with respect to the Current Property, each of which is listed therein:

                    (A) Deep Run complies and has at all times since January 1,
               1992 complied, in all material respects with all Environmental Laws applicable to the ownership and operations of its assets and the conduct of its business, and no action, suit, proceeding hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any of them and is now pending or, to the knowledge of the Shareholders or Deep Run, threatened, alleging any such failure to comply;

                    (B) Deep Run possesses (or has timely filed applications
               pending for) all material licenses and permits required by all Environmental Laws applicable to the ownership and operations of its assets and the conduct of its business, and Deep Run complies in all material respects with the terms and conditions of such licenses and permits;

                    (C) Deep Run has not spilled, discharged, emitted, injected, disposed of, dumped or released any Hazardous Substances and, to the knowledge of Deep Run, there has been no spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any Hazardous Substance by any other person, or any leaching or migration of any Hazardous Substance of any kind, on, beneath, above or into the environment from, onto, into or surrounding any of the Fee Property or Leasehold Property (collectively, the "CURRENT PROPERTY"), or any of the real property formerly owned or leased by Deep Run (collectively, the "FORMER PROPERTY");

                    (D) No underground storage tanks are located on the Current
               Property which contain or, to the knowledge of the Shareholders and Deep Run, heretofore contained any Hazardous Substances;

                    (E) The Shareholders and Deep Run has delivered to the Buyer true and complete copies of all environmental assessments performed since January 1, 1988 by it, at its request or by any governmental agency with respect to the Current Property each of which is listed on the Disclosure Schedule;

                    (F) Since January 1, 1988, Deep Run has not filed or
               received any written notice of a release or threatened release of a Hazardous Substance or been notified that it may be a potentially responsible party at any waste disposal site or other location used for the disposal of any Hazardous Substance, or any Former Property;

                    (G) Except as permitted by and in compliance with applicable
               Environmental Laws, no Hazardous Substances, including, without limitation, asbestos-containing materials and polychlorinated biphenyls, are currently located at, on or within the Current Property in such form or substance so as to create any material liability on the part of Deep Run; and

                    (H) To the knowledge of the Shareholders and Deep Run, no
               contaminated soil or groundwater for which applicable Environmental Laws require a response action or corrective action is located on or under the Current Property or any Former Property or any real property adjacent to such property.

          (s) Suppliers and Customers.  The Disclosure Schedule lists (i) Deep
              -----------------------
Run's ten largest suppliers, and (ii) the ten largest customers, in each case by volume shipped for the 12 months ending September 30, 1997, together with the approximate dollar volume by supplier and customer, as the case may be, and a general description of the goods or services provided, and describes any substantial change in the identity of, or the nature of the business conducted with, such suppliers that has occurred since such date.

          (t) Insurance.  The Disclosure Schedule contains a complete and
              ---------
correct list and summary description (including the name of the insurer, coverage and expiration date) of all policies of insurance relating, to Deep Run's business which are in force, or which are still open for retroactive premium adjustments, including the amounts thereof, maintained by Deep Run or in which Deep Run is named insured or on which Deep Run is directly or indirectly paying premiums. Deep Run has maintained, and will continue to maintain through the Closing Date the current, casualty and property insurance (which may include self-insurance) with respect to its business. The Disclosure Schedule lists all property damage and personal injury claims against Deep Run with respect to its business since 1990 involving any claim in excess of $50,000. Between the date of this Agreement and the Closing Date, Deep Run shall provide or make available to the Buyer all information pertaining to its business as reasonably requested by the Buyer or the Buyer's brokers or insurers to effect insurance on Deep Run's business at the Closing Date.

          (u) Motor Vehicles.  All licensed motor vehicles used in Deep Run's
              --------------
business, whether owned or leased, are listed on the Disclosure Schedule. All licenses, permits, inspections and other authorizations necessary for the use of such vehicles have been obtained and are in full force and effect.

          (v) Adequacy of Deep Run's Assets/Related Party Transactions.  Except
              --------------------------------------------------------
as described on the Disclosure Schedule:

               (i) The assets owned, leased or licensed by Deep Run are all of the assets, properties, rights and claims used in the conduct of Deep Run's business and which are necessary or used to operate Deep Run's business in the same manner as it is currently being operated by Deep Run; and

               (ii) There are no contracts or arrangements currently in effect between Deep Run and any of its officers, directors, the Shareholders and their immediate families (excluding (A) director fee arrangements with directors of Deep Run who are neither employed by, nor serve as counsel to Deep Run or (B) officer and director indemnification obligations under Deep Run's by-laws, in an amount individually or in the aggregate, greater than $100,000).

          (w) Notes and Accounts Receivable.  Except as set forth on the
              -----------------------------
Disclosure Schedule, all notes and accounts receivable of Deep Run (i) are reflected properly on Deep Run's books and records, (ii) are valid receivables subject to no setoff or counterclaims, (iii) arose in the ordinary course of business and (iv) are current and collectible at their recorded amounts.

          (x) Pet Food Packaging and Finished Goods Inventory.  Deep Run has
              -----------------------------------------------
established and implemented procedures for monitoring the level of excess or obsolete pet food packaging and finished goods Inventory. Pursuant to such procedures, Deep Run periodically writes off such pet food packaging and finished goods Inventory as Deep Run, in the exercise of its reasonable business judgment, deems excess or obsolete. At the date hereof, the quantity of excess or obsolete pet food packaging and finished goods Inventory do not exceed historical levels as set forth in the Disclosure Schedule.

          (y) Labor Matters.  Deep Run (i) is in compliance in all material
              -------------
respects with all laws, rules, regulations, ordinances, employment contracts, and collective bargaining agreements respecting employment and employment practices, terms and conditions of employment and wages and hours, (ii) is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing, (iii) has not engaged in any unfair labor practice, breach of contract, or discriminated on the basis of race, color, religion, sex, national origin, age or handicap in its employment practices, and except as set forth in the Disclosure Schedule, no lawsuits, charges or complaints are pending or, to the knowledge of Deep Run, threatened against Deep Run before any court, public or governmental authority regarding any such unfair labor practice, breach of contract or discrimination; (iv) except as set forth in the Disclosure Schedule, has no grievance or arbitration regarding a dispute arising under a collective bargaining agreement with any labor organization representing Deep Run's employees pending or threatened against Deep Run; and (v) has not in the ten-year period next preceding the date of this Agreement, experienced a labor strike or a threatened labor strike. Except as set forth in the Disclosure Schedule, no employees of Deep Run are represented by any union, association, labor organization or collective bargaining unit and, since January 1990, Deep Run has not received written notice that the employees of Deep Run have any intention to organize or join a union, association, labor organization or collective bargaining unit.

          (z) Full Disclosure.  No representation or warranty contained in this
              ---------------
Agreement or in the Disclosure Schedule omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

          3.2  Representations And Warranties of the Buyer.  The Buyer
               -------------------------------------------
represents and warrants to the Shareholders as follows:

          (a) Organization, Standing, Equity Ownership.  The Buyer is a
              ----------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation.

          (b) Authorization and Execution.  The Buyer has the corporate power
              ---------------------------
and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. When authorized by the Buyer's Board of Directors, the execution, delivery and performance of this Agreement by the Buyer will have been duly and effectively authorized and no further corporate action will be necessary on the part of the Buyer to consummate the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

          (c) No Conflicts.  Neither the execution and delivery of this
              ------------
Agreement by the Buyer nor the consummation of the transactions contemplated hereby, will (i) conflict with or result in a breach of the Articles of Incorporation or By-Laws, as currently in effect, of the Buyer, or (ii) except for the requirements under the Hart-Scott-Rodino Act, require the consent or approval of any governmental authority having jurisdiction over any of the business or assets of the Buyer.

          (d) No Brokers or Finders.  Neither the Buyer nor any person acting by
              ---------------------
or through it has engaged any investment banker, broker or finder in connection with the transactions contemplated hereby.


                                   ARTICLE 4

              CONDUCT AND TRANSACTIONS PRIOR TO THE EFFECTIVE TIME
              ----------------------------------------------------

          4.1  Operation of the Business of Deep Run Until Effective Time.  The
               ----------------------------------------------------------
Shareholders will cause Deep Run to take the following actions between the date hereof and the Closing:

          (a) Deep Run will exercise commercially reasonable efforts to preserve intact its business organization, keep available the services of the present officers and key employees of Deep Run, and preserve the present relationships of Deep Run with entities and persons having significant business dealings with Deep Run.

          (b) Deep Run will conduct its business and operations only in the ordinary and usual course, except as expressly provided in this Agreement or otherwise consented to in writing by the Buyer.

          (c) Except as expressly provided in this Agreement or otherwise consented to in writing by the Buyer, Deep Run will not (i) amend its Articles of Incorporation or By-Laws; (ii) increase or decrease the number of authorized, issued or outstanding shares of its capital stock; (iii) split, combine or reclassify any shares of its capital stock or make any other changes in its equity capital structure; or (iv) purchase, redeem or cancel for value, directly or indirectly, any shares of its capital stock.

          (d) Deep Run will not, except as otherwise consented to in writing by the Buyer, (i) issue, grant, sell or pledge, or agree or propose to issue, grant, sell or pledge, any shares of capital stock of Deep Run or any options, rights or warrants to purchase any such capital stock or any securities convertible into or exchangeable for such capital stock, or any stock appreciation rights or performance shares based upon the value of any such capital stock; (ii) purchase, lease or otherwise acquire (including without limitation acquisition by merger, consolidation or stock or asset purchase) any assets or properties, other than (A) capital assets of substantially the nature described in Deep Run's most recent capital improvements budget delivered to the Buyer, commitments for which (including the cost of capital assets acquired between September 30, 1997 and the date of this Agreement) do not exceed $100,000 in the aggregate, (B) Inventory acquired in the ordinary course of business and (C) the Additional Parcel in accordance with SECTION 4.9 hereof;
(iii) sell, lease, encumber, mortgage or otherwise dispose of any assets or properties which are material to Deep Run, other than (A) sales of Inventory and obsolete equipment in the ordinary course of business, (B) sales of facilities at which Deep Run has discontinued operations prior to the date hereof and which are sold other than as a going concern, and (C) the Additional Parcel in accordance with SECTION 4.9 hereof; (iv) waive, release, grant or transfer any rights of value or modify or change in any Material Contract, other than in the ordinary course of business and in a manner that does not have a material adverse effect on the business, operations, properties or financial condition, of Deep Run, taken as a whole; (v) incur any indebtedness for money borrowed;
(vi) incur any other liability or obligation, other than in the ordinary course of business, or assume, guarantee, endorse (other than endorsements of checks in the ordinary course of business) or otherwise as an accommodation become responsible for the obligations of, or make any loans to any other individual or entity other than in the ordinary course of business; (vii) except as otherwise required or permitted by this Agreement, enter into any new employee benefit plan, program or arrangement, or any new employment, severance or consulting agreement amend any existing employee benefit plan, program or arrangement or any existing employment, severance or consulting agreement, or, other than in the ordinary course of business, grant any increases in compensation or benefits; (viii) adopt any new or amend any existing collective bargaining agreement except in the ordinary course of business; (ix) enter into any other transaction, other than in the ordinary course of business and consistent with past practices; (x) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability; (xi) fail to replace any of Deep Run's assets that are destroyed or become inoperable as a result of any casualty, loss or damage and are required for the continued operation of the business; (xii) permit any physical assets to be removed from the Fee Property and Leasehold Property except in the ordinary course of business; (xiii) fail to maintain the validity and enforceability of the Proprietary Rights; (xiv) engage in the sale of Deep Run's products except in the ordinary course of its business; (xv) make any changes in the customary methods used in operating Deep Run's business (including its marketing, selling and pricing practices and policies); (xvi) make any change in list pricing except in the ordinary course of business; or (xvii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

          (e) The Shareholders shall cause the status of Deep Run as an S Corporation for Federal and State income tax purposes to be maintained until the Closing.

          4.2  No Shopping.  From the date hereof until the Effective Time, the
               -----------
Shareholders shall not and will not permit Deep Run or any officer, director or other agent of Deep Run, directly or indirectly, to take any action to seek, initiate, negotiate or encourage any offer from any person, entity or group to acquire any shares of capital stock of Deep Run, to merge or consolidate with Deep Run, or to otherwise acquire any significant portion of the assets of Deep Run.

          4.3  Access to Information.  The Shareholders will give, and cause
               ---------------------
Deep Run to give, the Buyer and its counsel, financial advisors, auditors and other authorized representatives and their counsel and other authorized representatives (collectively, "AUTHORIZED PERSONS"), reasonable access to the offices, properties, books and records of Deep Run, and will instruct the employees, counsel, financial advisors and auditors of Deep Run to cooperate with Authorized Persons in their investigation of the business of Deep Run. The Buyer will cause all other Authorized Persons to conduct such investigation in a manner as not to unreasonably interfere with the operations of Deep Run and will take all necessary precautions (including, without limitation, obtaining the written agreement of Authorized Persons other than the Buyer involved in such investigation) to protect the confidentiality of any information of Deep Run disclosed to such persons during such investigation.

          4.4  Hart-Scott-Rodino Act.  Each of Deep Run, the Shareholders and
               ---------------------
the Buyer will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will exercise reasonable efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary or advisable.

          4.5  Engagement of Auditors.  The Shareholders shall cause Deep Run to
               ----------------------
prepare (i) a statement of income, statement of retained earnings and statement of cash flow for Deep Run for the six month period ended March 31, 1998 (the "STUB FINANCIALS"), and (ii) a balance sheet for Deep Run as of March 31, 1998 (the "MARCH 31 BALANCE SHEET"), each in accordance with generally accepted accounting principles, consistent with Deep Run's past practices in preparing the Annual Financial Statements. The Shareholders shall then, at Deep Run's expense, engage the Shareholders' Accountant (y) to review and report upon (the "STUB REPORT") the Stub Financials (also in accordance with generally accepted accounting principles, consistent with Deep Run's past practices in preparing the financial statements contained in the Annual Financial Statements), and (z) to prepare an audit report (the "AUDIT REPORT") on the March 31 Balance Sheet in accordance with generally accepted accounting principles. The Shareholders shall instruct the Shareholders' Accountant to deliver a copy of such Stub Financials, Stub Report, March 31 Balance Sheet and Audit Report to the Buyer promptly upon completion thereof, but in no event later than May 4, 1998.

          4.6  Monthly Financial Statements.  The Shareholders shall deliver to
               ----------------------------
the Buyer, promptly upon the completion thereof, a copy of the unaudited monthly financial statements of Deep Run prepared in the ordinary course of business for March 1998 and for each month ending after the date hereof and not less than 20 days prior to the Closing Date.

          4.7  Confidentiality.  The Buyer will maintain in confidence and not
               ---------------
disclose to others prior to Closing any financial, customer or other confidential information regarding Deep Run except for (i) disclosures required by law or legal process, (ii) disclosures reasonably required in connection with the financing, for the transactions contemplated by this Agreement, including without limitation disclosures to prospective lenders and institutional investors, and (iii) subject to obtaining confidentiality agreements in form and substance reasonably satisfactory to Deep Run, disclosure to prospective purchasers of Deep Run properties.

          4.8  Deliveries by the Buyer and the Shareholders.
               --------------------------------------------

          (a) The Buyer and the Shareholders acknowledge that this Agreement has been entered into prior to the Buyer's completing its review of Deep Run, its operations assets, liabilities, financial condition and prospects (the "DUE DILIGENCE REVIEW") and with the Disclosure Schedules not being attached hereto. On or prior to April 17, 1998, the Shareholders shall deliver to the Buyer (i) the information requested by the Buyer in its Due Diligence request list that Deep Run or the Shareholders have in their possession, control or custody and that is applicable and (ii) the Disclosure Schedules.

          (b) In addition, upon delivery of the Stub Financials, Stub Report, March 31 Balance Sheet and Audit Report, the Shareholders' Accountants shall make available to the Buyer's Accountants the Shareholders' Accountants' work papers relating to the Audit Report and Stub Report upon execution by the Buyer's Accountants of such appropriate and customary documents as the Shareholders' Accountants shall reasonably request.

          4.9  Fee Title.  At or prior to the Closing, the Shareholders shall
               ---------
have contributed or sold to Deep Run good and marketable fee title to the approximately ten acres of real property adjoining the Deep Run factory in Dublin, Pennsylvania currently used as a residence by Gene W. Fickes and Sandy
C. Fickes (the "ADDITIONAL PARCELS"), subject to no liens or encumbrances other than Permitted Exceptions. Following such contribution or sale,

Deep Run shall lease the Additional Parcels back to Gene W. Fickes and Sandra C. Fickes, rent-free, until December 31, 1999 (or such shorter period as may be determined by Gene W. Fickes and Sandra C. Fickes), which time period may be extended by agreement among the Buyer, Deep Run, Gene W. Fickes and Sandra C. Fickes.


                                   ARTICLE 5

                              CONDITIONS PRECEDENT
                              --------------------

          5.1  Conditions to the Obligations of the Buyer.  The obligations of
               ------------------------------------------
the Buyer to effect the Purchase shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which (except for the conditions set forth in SECTION 5.1(B) AND (C)) may be waived by the Buyer;

          (a) The representations and warranties of the Shareholders contained in SECTION 3.1 shall be true and correct in all material respects with the same effect as if such representations and warranties had been made on the Closing Date; the Shareholders and Deep Run shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement required to be performed and complied with by them on or prior to the Closing Date; and the Buyer shall have received a certificate to the effect set forth in this SECTION 5.1(A) and in SECTIONS 5.1(B), (C) and (D).

          (b) All other action on the part of each of the Shareholders or Deep Run necessary to authorize the execution, delivery and consummation of this Agreement or any agreement or instrument contemplated hereby to which the Shareholders or Deep Run is or is to be a party or the transactions contemplated hereby or thereby shall have been duly and validly taken.

          (c) There shall not be pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree (except those in which the Buyer is a plaintiff directly or derivatively) which, in the reasonable judgment of the Buyer could, if issued, restrain or prohibit the consummation of the transactions contemplated hereby or require recision of this Agreement or such transactions or result in damages to the Buyer or Deep Run, if the transactions contemplated hereby are consummated, nor shall there be in effect any injunction, writ, preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as so provided.

          (d) Since September 30, 1997, there shall not have been any material damage, destruction or loss, whether covered by insurance or not, or other change materially and adversely affecting the business, operations, properties or financial condition or prospects of Deep Run.

          (e) The Buyer shall have received from Eastburn & Gray, P.C., counsel to the Shareholders, an opinion, dated the Closing Date and substantially in the form of EXHIBIT C.

          (f) Christopher K. Fickes and Scot J. Fickes shall have entered into employment agreements with Deep Run substantially in the form of EXHIBIT D and EXHIBIT E hereto, respectively, and by their signature hereto each of Christopher K. Fickes and Scot J. Fickes agree to enter into such agreements.

          (g) Gene Fickes shall have entered into a Consulting Agreement with Deep Run substantially in the form of EXHIBIT F hereto and by his signature hereto Gene Fickes agrees to enter into such an agreement.

          (h) Except for the employment agreements and consulting agreement referred to in SECTIONS 5.1(F) and (G) and the indemnification rights set forth in SECTION 6.1, all other agreements, contracts or understandings of any nature
(i) between the Shareholders, members of their immediate families and the affiliates of any of them (including any shareholder agreement), and (ii) between Deep Run, on the one hand, and the Shareholders, members of their immediate families and the affiliates of any of them, on the other hand, shall have been terminated.

          (i) The Board of Directors of the Buyer shall have approved the consummation of the transactions contemplated by this Agreement.

          (j) All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated.

          (k) On the Closing Date, the Shareholders will have delivered to the Buyer the following:

               (i) Certificates for all of the Deep Run Common Stock duly endorsed for transfer;

               (ii) A good standing certificate for Deep Run from its state of organization and from each other state it is qualified to do business as a foreign corporation, dated not earlier than 15 days prior to the Closing Date;

               (iii) The written resignations of the directors of Deep Run and the written resignations of such officers of Deep Run as the Buyer may request;

               (iv) The minute books, stock records and stock ledgers of Deep
          Run;

               (v) Such other documents and instruments as the Buyer may reasonably request in connection with the transactions contemplated hereby, including any deliveries required by applicable state or local law; and

               (vii) Estoppel certificates from the lessors of all of the leases of any portion of the Leasehold Property where Deep Run is a tenant in a form reasonably acceptable to the Buyer.

          (l) The Buyer, at its expense, shall obtain at the Closing mortgagee and owner title insurance policies for each Fee Property and shall obtain on or before the Closing such surveys of each Fee Property as it desires. It shall be a condition to the Buyer's obligation to close that the title insurance policies do not contain as special exceptions under Schedule B easements, restrictions, mortgages, pledges, liens, encumbrances, security interests or any other title exceptions which do not constitute Permitted Exceptions under clauses (A) or (B) of SECTION 3.1(J)(II). The Buyer shall be obligated to close notwithstanding any such matter if the title insurance company is willing to insure over the exception or exceptions in question or against the effects thereof on a basis generally consistent with accepted practice for such matters.

          (m) The Shareholders shall provide and cause Deep Run to provide such affidavits, certificates and other instruments as the title insurance company may reasonably require at the Closing (i) for deletion of the standard exceptions on Schedule B of the title policies to be obtained by the Buyer, (ii) for affirmative insurance with respect to, or to delete, special exceptions based on facts known to the Shareholders and Deep Run, and (iii) for limitation of the knowledge of the insured under said policies to the knowledge of the Buyer without imputation of the knowledge of Deep Run immediately prior to Closing (i.e. to obtain the equivalent of a non-imputation endorsement in a merger transaction), all of which instruments shall be for the sole benefit of the title company, shall contain such disclaimers, exculpation and other provisions as Deep Run's legal counsel shall reasonably determine are necessary or appropriate to assure that no person or entity, including the person executing the instrument in question, any Shareholder or Deep Run, shall have any liability by reason of such instrument (but without affecting the title insurer's rights of subrogation to the Buyer's rights under this Agreement), and shall otherwise be in form and substance reasonably satisfactory to Deep Run's legal counsel. In addition, Deep Run will (i) provide copies of tax bills, tax receipts and other documentary evidence in the possession of Deep Run, and (ii) request such confirmations and other informational statements and the like from third parties, in each case as from time to time reasonably requested by the Buyer in connection with the title policies to be obtained by the Buyer.

          (n) The Escrow Agreement shall have been executed and delivered by the parties thereto other than the Buyer.

          5.2  Conditions to the Obligations of the Shareholders.  The
               -------------------------------------------------
obligations of the Shareholders to effect the Purchase shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which (except for the conditions set forth in SECTIONS 5.2(B) and (C)) may be waived by the Shareholders:

          (a) The representations and warranties of the Buyer contained in
SECTION 3.2 of this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as if such representations and warranties had been made on the Closing Date; the Buyer each shall have performed and complied in all material respects with the agreements and obligations contained in the Agreement required to be performed and complied with by them on or prior to the Closing Date; and the Shareholders shall have received a certificate signed by an executive officer of the Buyer to the effects set forth in this SECTION 5.2(A) and SECTIONS 5.2(B) and (C).

          (b) All corporate action on the part of the Buyer necessary to authorize the execution, delivery and consummation of this Agreement or any agreement or instrument contemplated hereby to which the Buyer is or is to be a party or the transactions contemplated hereby or thereby shall have been duly and validly taken.

          (c) There shall not be pending, any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree (except those in which the Shareholders or Deep Run is a plaintiff directly or derivatively) which, in the reasonable judgment of the Shareholders would, if issued, restrain or prohibit the consummation of the transactions contemplated hereby or require rescission of this Agreement or such transactions or result in damages to the Shareholders if the transactions contemplated hereby are consummated, nor shall there be in effect any injunction, writ, restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as so provided.

          (d) The Shareholders shall have received from Richards & O'Neil, LLP, counsel to the Buyer, an opinion, dated the Closing Date and substantially in the form of EXHIBIT G hereto.

          (e) All applicable waiting periods (and any extension thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated.

          (f) Deep Run shall have entered into employment agreements with Christopher K. Fickes and Scot J. Fickes substantially in the form of EXHIBIT D hereto.

          (g) Deep Run shall have entered into a Consulting Agreement with Gene
W. Fickes substantially in the form of EXHIBIT F hereto.

          (h) On the Closing Date, the Buyer will have delivered to the Shareholders the following:

               (i) a good standing certificate for each of the Buyer from its state of organization, dated not the Closing Date;

               (ii) certified copies of the resolutions duly adopted by the board of directors of the Buyer authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby; and

               (iii) such other documents and instruments as the Buyer may reasonably request in connection with the transactions contemplated hereby.

          (i) The Escrow Agreement shall have been executed and delivered by the parties thereto other than the Shareholders and the Buyer shall have paid the Estimated Purchase Price (less $1,500,000) to First Service Bank and $1,500,000 into escrow pursuant to the Escrow Agreement as provided in SECTION 2.2(A).


                                   ARTICLE 6

               CONDUCT AND TRANSACTIONS AFTER THE EFFECTIVE TIME
               -------------------------------------------------

          6.1  Director and Officer Exculpation and Indemnification.  The Buyer
               ----------------------------------------------------
will not take, nor cause or permit Deep Run to take, any action to alter or impair any exculpation or indemnification now existing in the Articles of Incorporation or By-Laws of Deep Run for the benefit of any individual who served as a director or officer of any time prior to the Effective Time; provided that indemnification owing from any Shareholder under SECTION 9.2(A) of this Agreement who is an officer or director of Deep Run shall not be deemed for any purpose to be a claim covered by indemnification owing to such Shareholder by Deep Run under any law, by-law or agreement whatsoever.

          6.2  Filing of Tax Returns.
               ---------------------

          (a) Tax Returns for Periods Prior to Closing.  Required tax returns
              ----------------------------------------
which are due after the Closing with respect to taxes for Deep Run for the taxable periods ending before the Closing Date will be prepared by the Shareholders and timely filed, including extensions. All tax returns requiring signature by Deep Run will be submitted by the Shareholders to Deep Run for signature together with all supporting documentation and work papers prepared in connection therewith. The Shareholders shall cooperate with Buyer and Deep Run in reviewing such returns, making appropriate changes where necessary. The Shareholders will have the right to file any amended tax returns for these periods and will provide Deep Run with a copy of such returns, as filed. Any resulting refunds for tax returns filed for these periods will be the property of the Shareholders except to the extent any such refunds are attributable to any deductions, losses or credits for periods after the Effective Time. The tax returns prepared and filed or to be prepared and filed by or for Deep Run will be true and correct, and will be prepared on a basis which is consistent with the basis upon which similar tax returns for prior periods have been prepared and filed. The Buyer agrees that it will cause Deep Run to sign such tax returns and related schedules and forms promptly upon the Shareholders' reasonable request.

          (b) Tax Returns for Periods which Overlap Closing.  Required tax
              ---------------------------------------------
returns with respect to taxes for Deep Run for taxable periods beginning before and ending after the Effective Time will be prepared by the Buyer and timely filed, including extensions. Such tax returns will be true and correct, and will be prepared on a basis consistent with the basis upon which similar tax returns for prior periods have been prepared.

          (c) Information.  The Buyer and the Shareholders agree to furnish or
              -----------
cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to Deep Run as is reasonably necessary for the filing of any tax return, for the preparation for any audit, and for the prosecution or defense of any claim, suite or proceeding relating to any proposed adjustment for all periods prior to the Effective Time and shall preserve all such information, records and documents until the expiration of any applicable tax statue of limitations or extensions thereof.

          6.3  Insurance Coverage.  The Buyer agrees from and after the Closing
               ------------------
to file all necessary claims under, and to exercise reasonable efforts to collect the proceeds of any insurance maintained by Deep Run, the Buyer, including without limitation the title insurance policies obtained by the Buyer pursuant to SECTION 5.1(L), with respect to any Damages within the scope of the indemnification provisions of SECTION 9.2.

          6.4  Life Insurance.  Following the Effective Time until the 6-month
               --------------
anniversary of the Closing Date, each Shareholder shall have the right to purchase, at the cash surrender value thereof, the life insurance policy owned by Deep Run with respect to the life of such Shareholders.

          6.5  Excise Tax Deposit.  The Excise Tax Deposit shall be refunded to
               ------------------
and received by Deep Run and shall be the property of Deep Run and the Shareholders shall have no claims or rights with respect to any portion thereof.

                                   ARTICLE 7

                          TERMINATION AND ABANDONMENT
                          ---------------------------

          7.1  Generally.  This Agreement may be terminated and abandoned at any
               ---------
time prior to the Closing:

          (a) by mutual consent of the Buyer and the Shareholder Representative;

          (b) by the Buyer or the Shareholder Representative if the transactions contemplated hereby shall not have been consummated on or before June 30, 1998 (which date may be extended by mutual agreement of the Buyer and the Shareholder Representative) provided that such failure is not due solely to the failure of the party seeking to terminate this Agreement to comply with its obligations under this Agreement;

          (c) by the Buyer if any of the conditions set forth in SECTION 5.1 shall become impossible to fulfill other than for reasons within the control of the Buyer, and such conditions shall not have been waived pursuant to SECTION 5.1;

          (d) by the Shareholder Representative if any of the conditions set forth in SECTION 5.2 shall become impossible to fulfill other than for reasons within the control of the party seeking to terminate this Agreement and such conditions shall not have been waived pursuant to SECTION 5.2;

          (e) automatically, upon notice from the Buyer to the Shareholder Representative,

               (i) no later than May 4, 1998, that the results of its Due Diligence Review or the Disclosure Schedules (and the information contained therein) are unsatisfactory to the Buyer in its sole discretion; provided that for each day after April 17, 1998 that the Shareholders have not delivered the Disclosure Schedules and all materials requested pursuant to the Buyer's Due Diligence request, the Buyer shall have an additional day to deliver a notice pursuant to this SECTION 7.1(E);

               (ii) no later than May 4, 1998 that its environmental consultant, Alley & Associates, has delivered to the Buyer a Phase I environmental report that discloses environmental hazards, conditions, liabilities or potential liabilities of Deep Run or related to the Fee Property or Leasehold Property that are not satisfactory to the Buyer in its sole discretion; or

               (iii) that the March 31 Balance Sheet, Audit Report, Stub Financials or Stub Report shows a material adverse difference from the 1997 Annual Financial Statements.

          7.2  Procedure and Effect of Termination and Abandonment.  In the
               ---------------------------------------------------
event of termination of this Agreement by the Shareholders or the Buyer pursuant to SECTION 7.1, written notice thereof shall forthwith be given to the other parties hereto and this Agreement shall terminate and the purchase shall be abandoned without further action by any of the parties hereto. If this Agreement is terminated pursuant to SECTION 7.1, then except as otherwise expressly therein provided no party hereto shall have any liability or further obligation to any other party to this Agreement except to the extent the termination is a direct result of a willful and material breach by a party to this Agreement of any material representation, warranty or covenant contained in this Agreement.


                                   ARTICLE 8

                           SHAREHOLDER REPRESENTATIVE
                           --------------------------

          8.1  Designation.  Subject to the terms and conditions of this ARTICLE
               -----------
8, Christopher K. Fickes is hereby designated as the representative of the Shareholders (the "SHAREHOLDER REPRESENTATIVE") by each of the Shareholders to serve, and the Buyer hereby acknowledges that the Shareholder Representative shall serve, as the sole representative of the Shareholders from and after the Effective Time with respect to the matters set forth in this Agreement such service to be without compensation except for the reimbursement of out-of-pocket expenses and indemnification specifically provided herein. The Shareholder Representative has accepted such designation as of the date hereof. Notwithstanding anything to the contrary contained in this Agreement, the Shareholder Representative shall have no duties or responsibilities except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on behalf of any Shareholder shall otherwise exist against the Shareholder Representative.

          8.2  Authority.  Each of the Shareholders hereby irrevocably appoints
               ---------
the Shareholder Representative as the agent, proxy and attorney-in-fact for such Shareholder for all purposes of this Agreement including full power and authority on such Shareholder's behalf (i) to take all actions which the Shareholder Representative considers necessary or desirable in connection with the defense, pursuit or settlement of any determinations relating to the payment of the Escrow Amount and any claims for indemnification pursuant to SECTION 9.2(A), including to sue, defend, negotiate, settle and compromise any such claims for indemnification made by or against and other disputes with, the Buyer pursuant to this Agreement or any of the agreements or transactions contemplated hereby, (ii) to engage and employ agents and representatives (including accountants, legal counsel and other professionals) and to incur such other expenses as he shall deem necessary or prudent in connection with the administration of the foregoing, (iii) to provide for all expenses incurred in connection with the administration of the foregoing to be paid by directing the Escrow Agent to reimburse the Shareholder Representative for such expenses, (iv) to accept and receive notices to the Shareholders pursuant to this Agreement, and (v) to take all other actions and exercise all other rights which the Shareholder Representative (in his sole discretion) considers necessary or appropriate in connection with this Agreement. Each of the Shareholders agrees that such agency and proxy are coupled with an interest, and are therefore irrevocable without the consent of the Shareholder Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Shareholder. All decisions and acts by the Shareholder Representative shall be binding upon all of the Shareholders, and no Shareholder shall have the right to object, dissent, protect or otherwise contest the same.

          8.3  Resignation.  In the event that the Shareholder Representative
               -----------
shall die, become incapacitated, resign or otherwise fail to act on behalf of the Shareholders for any reason, the Shareholder Representative shall be Gene W. Fickes or, in the event of a similar situation involving Gene W. Fickes, such other person as shall be selected by a majority of the Shareholders prior to the Closing, and such substituted representative shall be deemed to be the Shareholder Representative for all purposes of this Agreement.

          8.4  Reliance by Third Parties on the Shareholder Representative's
               -------------------------------------------------------------
Authority.  The Shareholder Representative is authorized to act on the
---------
Shareholders' behalf notwithstanding any dispute or disagreement among the Shareholders and the other parties hereto shall be entitled to rely on any and all action taken by the Shareholder Representative without any liability to, or obligation to inquire of, any of the Shareholders even if such party shall be aware of any actual or potential dispute or disagreement among the Shareholders. Each of the other parties hereto is expressly authorized to rely on the genuineness of the signature of the Shareholder Representative and, upon receipt of any writing which reasonably appears to have been signed by the Shareholder Representative, the other parties hereto may act upon the same without any further duty of inquiry as to the genuineness of the writing.

          8.5  Exculpation and Indemnification.  Neither the Shareholder
               -------------------------------
Representative nor any agent employed by him shall be liable to any Shareholder relating to the performance of his duties under this Agreement for any errors in judgment, negligence, oversight, breach of duty or otherwise except to the extent it is finally determined in a court of competent jurisdiction by clear and convincing evidence that the actions taken or not taken by the Shareholder Representative shall be indemnified and held harmless by the Shareholders against all Damages paid or incurred in connection with any action, suit, proceeding or claim to which the Shareholder Representative is made a party by reason of the fact that he was acting as the Shareholder Representative pursuant to this Agreement; provided, however, that the Shareholder Representative shall not be entitled to indemnification hereunder to the extent it is finally determined in a court of competent jurisdiction by clear and convincing evidence that the actions taken or not taken by the Shareholder Representative constituted fraud or were taken or not taken in bad faith; and provided further, however, that the Shareholder Representative shall have recourse only against the unpaid Escrow Amount (fully subordinated in right of payment and otherwise to the Buyer's claims thereto, whether or not then existing or known), with respect to such Damages as provided in the next two sentences of this SECTION 8.5. Any amount owing to the Shareholder Representative from the Shareholders pursuant to this SECTION 8.5 shall be reduced on a pro rata basis from the next succeeding distribution(s) of the Escrow Amount by the Escrow Agent to the Shareholders, and shall be payable solely from such source. The Shareholder Representative shall be protected in acting upon any notice, statement or certificate believed by him to be genuine and to have been furnished by the appropriate person and in acting or refusing to act in good faith or any matter.


                                   ARTICLE 9

                            MISCELLANEOUS PROVISIONS
                            ------------------------

          9.1  Limitations on Survival.  Except for the representations and
               -----------------------
warranties in SECTIONS 3.1(B), (C) and (D), each of the representations and warranties made by the parties in ARTICLE 3 and in the certificates delivered pursuant to SECTIONS 5.1 and 5.2 (and including the Disclosure Schedule insofar as the Disclosure Schedule relates to such representations and warranties) shall survive any examination made by or on behalf of any party hereto, the execution and delivery of this Agreement the Closing and the consummation of the transactions called for by this Agreement to and until 18 months after the Effective Time, whereupon such representations and warranties shall terminate, provided that no such termination shall occur with respect to any representation or warranty made in a manner involving fraud or criminal representation. The representations and warranties contained in SECTIONS 3.1(B), (C) and (D) shall survive Closing and shall not terminate at any time.

          9.2  Indemnification.  Subject to the limitations set forth in this
               ---------------
SECTION 9.2, the parties hereto agree as follows:

          (a) (i)   The Buyer and its respective successors and assigns shall be indemnified by the Shareholders and their successors and assigns if the Closing shall occur, against any loss, claim, liability, cost or expense (including reasonable attorney's fees and expenses) or other damages of any kind or nature (collectively, "DAMAGES") incurred by the Buyer (or Deep Run following the Closing) which is caused by or arises out of (i) any breach of any representation or warranty of the Shareholders contained in this Agreement or any related agreement or other document (the "CLOSING DOCUMENT") other than those breaches, if any, of which the Buyer has actual knowledge at the time of Closing, or (ii) the breach or other failure to perform any covenant, agreement or other obligation of the Shareholders or Deep Run contained in this Agreement or any other Closing Document; provided, however, that (A) in connection with any claim for indemnification for Damages under this SECTION 9.2 (except in a case involving fraud or criminal misrepresentation) relating to a breach of representation or warranty other than a breach of representation or warranty relating to SECTION 3.1(B), (C), (D), (W) or (Z), the Buyer shall have recourse in an amount only up to $3,200,000 with respect to such Damages, (B) indemnification owing from any Shareholder who is or was an officer or director of Deep Run shall not be deemed for any purpose to be a claim covered by indemnification owing to such by Deep Run under any law, by-law or agreement whatsoever, (C) except as expressly provided in clause (D) below, the Buyer's rights to indemnification under this
SECTION 9.2 shall not arise until Damages, in the aggregate, exceed $75,000 whereupon indemnification shall arise with respect to the full amount of such Damages in excess of the $75,000 recoverable under this SECTION 9.2, and (D) in the case of indemnification for breaches of the representations and warranties set forth in SECTIONS 3.1(B), (C), (D), (W) and (X) the indemnification under this Agreement shall not be subject to the $75,000 deductible set forth in clause (C) above. Any amount owing to the Buyer from the Shareholders pursuant to this SECTION 9.2 shall first be deducted from the distributions of the Escrow Amount to the Shareholders in accordance with the Escrow Agreement, but nothing herein or in the Escrow Agreement shall be deemed to limit the Buyer's right to or the Shareholders' liability for indemnification for Damages in respect of breaches of representations and warranties or otherwise to the amounts held under the Escrow Agreement. Notwithstanding the foregoing, the Buyer shall not be indemnified for any Damages for which it receives proceeds under any insurance policy maintained by Deep Run or the Buyer including, without limitation, the title insurance policies obtained by the Buyer pursuant to
SECTION 5.1(L), and no Damages for which such proceeds are received shall be included in calculating the $75,000 threshold for indemnification set forth in this SECTION 9.2(A).

          (ii)  Tax Indemnification.  The Shareholders and their successors and
                -------------------
assigns shall indemnify the Buyer and its successors, assigns and affiliates (including Deep Run), if the Closing shall occur, and each of their respective directors, officers, employees, stockholders, agents and other representatives against and hold them harmless from (i) any liability for Taxes of Deep Run for any Pre-Closing Tax Period arising directly or indirectly from the failure of Deep Run to be an S corporation or the termination of Deep Run's status as an S corporation, (ii) any liability for income taxes (including any interest or penalties related thereto) imposed on Deep Run for any taxable period in which Deep Run's election of subchapter S status was in effect (including, without limitation, those Taxes described in

Sections 1374 and 1375 of the Code), (iii) any liability for Taxes of the Shareholders or any other person (other than Deep Run) which is or has ever been affiliated with Deep Run, (iv) any liability for reasonable legal, accounting, appraisal, consulting or similar fees and expenses for any item attributable to any item in clauses (i) through (iii) above; provided, however, that for this
                                             --------  -------
purpose no liability for Taxes shall exist except to the extent such liability exceeds the reserves for Taxes, if any, shown on the Closing Date Balance Sheet.

          (b) Deep Run and its successors and assigns, if the Closing shall not occur, or the Shareholders and their successors and assigns severally but solely through the Shareholder Representative, if the Closing shall occur, shall be indemnified by the Buyer against Damages incurred by them which are caused by or arise out of (i) any breach of any representation or warranty of the Buyer contained in this Agreement, other than those breaches, if any, of which the Shareholders have actual knowledge at the time of Closing and (ii) the breach or other failure to perform any covenant or agreement of other obligation of the Buyer contained in this Agreement;

provided, however, that after the Closing indemnification hereunder shall be
--------
limited in amount to each Shareholder to the portion of the Purchase Price remaining unpaid and owing to such Shareholder.

          (c) Whenever any claims shall arise for indemnification hereunder, (i) the party entitled to indemnification (or the Shareholder Representative in the case of indemnification owing to the Shareholders) (the "INDEMNIFIED PARTY") shall provide written notice to the party from whom such indemnification is owning (or the Shareholder Representative in the case of indemnification owing from the Shareholders) (the "INDEMNIFYING PARTY") within a reasonable period of becoming aware of the right to indemnification and, as expeditiously as possible thereafter, of the facts constituting the basis for such claim and (ii) the Indemnifying Party and its representatives shall be given access to all books and records in the possession or control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such claim, provided that any failure of the Indemnified Party to so notify the Indemnifying Party within any such time period shall not waive the Indemnified Party's indemnification rights hereunder except to the extent that the Indemnifying Party has been damaged by such a failure.

          (d) If any legal proceedings are instituted or any claim or demand is asserted by any person in respect of which the Indemnified Party determines it may seek indemnification pursuant to the provisions of this SECTION 9.2, the Indemnified Party shall promptly after such determination cause written notice of the assertion of any such claim to be made to the Indemnifying Party. The Indemnifying Party shall have the right, at its option and expense and upon written notice to the Indemnified Party, to defend against, negotiate and, with the consent of the Indemnified Party (which consent shall not be unreasonably withheld) settle any such claim, and in such case, the Indemnified Party shall have the right to participate in such defense, negotiation or settlement at his own expense. The Indemnified Party and the Indemnifying Party agree to cooperate fully with each other in connection with the payment of any claim for indemnity, the Indemnifying Party shall be subrogated to all rights and remedies of the Indemnified Party against any third person. If the Indemnifying Party does not so elect to defend any such third party claim, legal proceeding or demand, the Indemnified Party may (but shall have no obligation to) defend any such third party claim, legal proceeding or demand in such manner as he may deem appropriate including, but not limited to, settling such claim, legal proceeding or demand, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any Damages resulting therefrom.

          (e) The Shareholders and Buyer recognize that a bona fide dispute as to certain matters may from time to time arise after the Closing Date relating to rights or obligations under this Agreement. In such instance, the Shareholder Representative or Buyer, as the case may be, may by written notice to the other, have such dispute referred to the Shareholder Representative and the representative of Buyer designated below or his successor, for attempted resolution by good faith negotiation within 30 days after such notice is received. The designated representative of Buyer is Mr. Ray Chung. Any settlement reached by the Shareholder Representative and the representative of Buyer under this SECTION 9.2(E) shall not be binding until reduced to writing and signed by them. When reduced to writing, such settlement agreement shall supersede all other agreements, written or oral, to the extent such agreements specifically pertain to the matters so settled. If the Shareholder Representative and the representative of Buyer are unable to resolve such dispute within such 30-day period, either may demand arbitration pursuant to
SECTION 9.2(F).

          (f) Except as provided below, any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in Philadelphia, at a time and location designated by the arbitrator, but not exceeding 90 days after a demand for arbitration has been made. Arbitration shall be conducted by the American Arbitration Association in accordance with its Rules of Commercial Arbitration, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge experienced in business litigation or any attorney who has practiced business litigation for at least ten years. Arbitration will be conducted pursuant to the provisions of this Agreement and the Commercial Arbitration Rules of the American Arbitration Association. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of, and may be decided by, the arbitrator. The arbitrator shall assess the costs and expenses of the arbitration against the parties in such proportion as maybe fair and equitable. Nothing herein contained shall bar either party from seeking, equitable remedies in a court of appropriate jurisdiction.

          9.3  Waiver of Compliance; Consents.  Any failure of the Buyer, on the
               ------------------------------
one hand, or Deep Run or the Shareholders, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the Shareholder Representative or by the Buyer, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing, in a manner consistent with the requirements for a waiver of compliance as set forth in this SECTION 9.3.

          9.4  Expenses.  Except as otherwise expressly provided in this
               --------
Agreement, all expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses; provided that the Buyer shall pay 50% of the transfer taxes incurred in connection with the contribution of the Additional Parcel to Deep Run as contemplated by SECTION 4.9.

          9.5  Press Releases and Public Announcements.  No party to this
               ---------------------------------------
Agreement shall issue any press release or make any public announcement relating to the subject matter of this Agreement without prior written approval of the other parties; provided, however, that each of Deep Run and the Buyer may make any public disclosure it believes in good faith is required by applicable law or, in the case of the Buyer, the reports required to be filed by it with the Securities and Exchange Commission in connection with its debt securities (in which case the disclosing party will advise the other parties to this Agreement prior to making the disclosure).

          9.6  Additional Agreements.  Subject to the terms and conditions
               ---------------------
herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including without limitation the negotiation, execution and delivery of the Escrow Agreement. In case at any time after the Effective Time any other action is necessary or desirable to carry out the purposes of this Agreement the proper officers and directors of each corporation which is a party to this Agreement shall take all such necessary action.

          9.7  Notices.  All notices and other communications  hereunder shall
               -------
be in writing and shall be deemed given if delivered personally, or by confirmed facsimile, or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  If to the Buyer:

               Windy Hill Pet Food Company, Inc.
               Highwoods Plaza II
               103 Powell Court, Suite 200
               Brentwood, TN   37027
               Telephone:  615-373-7774
               Facsimile:  615-309-1191
               Attention:  President

               with a copy to:

               Richards & O'Neil, LLP
               885 Third Avenue
               New York, New York 10022-4873
               Telephone:  212-207-1200
               Facsimile:  212-750-9022
               Attention: Ann F. Chamberlain, Esq.

          (b)  If to the Shareholders:

               The Shareholder Representative
               Christopher K. Fickes
               Eastburn & Gray, P.C.
               60 East Court Street
               Doylestown, PA   18901-4350
               Telephone:  215-345-7000
               Facsimile:  215-345-9142


          9.8  Assignment.  This Agreement and all of the provisions hereof
               ----------
shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

          9.9  Governing Law.  The Agreement shall be governed by the laws of
               -------------
the State of Pennsylvania.

          9.10 Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9.11 Knowledge.  All references in this Agreement to knowledge of a
               ---------
corporation shall be deemed to mean knowledge of one or more of its executive officers.

          9.12 Headings; Internal References.  The Article and Section headings
               -----------------------------
contained in this Agreement are solely for the purpose of reference, and are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement. Any references in this Agreement to an article, section, paragraph, clause, exhibit or schedule shall be deemed to be a reference to the article, section, paragraph, clause, exhibit or schedule contained in this Agreement unless expressly stated otherwise.

          9.13 Entire Agreement.  This Agreement, including the exhibits hereto
               ----------------
and the documents and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          9.14 Severability.  If any term, provision, covenant, agreement or
               ------------
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, agreements and restrictions of this Agreement will continue in full force and effect and will in no way be affected, impaired or invalidated.

          9.15 Amendment and Modification.  To the extent permitted by
               --------------------------
applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the parties hereto at any time prior to the Closing with respect to any of the terms contained herein.

          9.16 Further Assurances.  In addition to the actions, documents and
               ------------------
instruments specifically required to be taken or delivered under this Agreement, the Shareholders and the Buyer agree to execute and deliver such other instruments and take such other actions as the other party, or their counsel, may reasonable request in order to consummate the transactions contemplated by this Agreement.


                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

   IN WITNESS WHEREOF, the parties hereto do execute and deliver this Agreement as of the date first above written.

                                    WINDY HILL PET FOOD COMPANY, INC.



                                    By /s/ Robert V. Dale
                                       -----------------------------------
                                       Name: ROBERT V. DALE
                                       Title: President


                                       /s/ Gene W. Fickes
                                       -----------------------------------
                                       GENE W. FICKES


                                       /s/ Sandy C. Fickes
                                       -----------------------------------
                                       SANDY C. FICKES


                                       /s/ Scot J. Fickes
                                       -----------------------------------
                                       SCOT J. FICKES


                                       /s/ Kimberly F. Fickes-Maychuk
                                       -----------------------------------
                                       KIMBERLY F. FICKES-MAYCHUK


                                       /s/ Christopher K. Fickes
                                       -----------------------------------
                                       CHRISTOPHER K. FICKES
03618.0024

                                                                       EXHIBIT A





SHAREHOLDER NAME              NUMBER OF SHARES  PERCENTAGE INTEREST
----------------              ----------------  --------------------

Gene W. Fickes                          27,875              33.5843%

Sandra C. Fickes                        17,148              20.6603%

Scot J. Fickes                          18,125              21.8374%

Kimberly F. Fickes-Maychuk               9,926              11.9590%

Christopher K. Fickes                    9,926              11.9590%


                                                                       EXHIBIT B

                                ESCROW AGREEMENT


          This Escrow Agreement (the "AGREEMENT") is made and entered into this _____ day of [_______], 1998, by and among Windy Hill Pet Food Company, Inc., a Minnesota corporation (the "BUYER"), Christopher K. Fickes, Scot J. Fickes, Gene
W. Fickes, Sandy C. Fickes, Kimberly F. Fickes-Maychuk (each a "SELLER" and collectively, the "SELLERS"); and First Service Bank, a [______________] corporation, as escrow agent (the "ESCROW AGENT").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, pursuant to that certain Stock Purchase Agreement, dated April[__], 1998, by and among the Buyer and the Sellers (the "STOCK PURCHASE AGREEMENT"), at Closing (as defined therein), the Buyer has agreed to purchase all of the issued and outstanding capital stock of Deep Run Packing Co., Inc. (the "COMPANY") from the Sellers;

          WHEREAS, pursuant to the terms of the Stock Purchase Agreement, at Closing (as defined in the Stock Purchase Agreement) the Buyer will deposit $1,500,000 (such initial deposited amount being the "INITIAL ESCROW AMOUNT") of the Purchase Price (as defined in the Stock Purchase Agreement) with the Escrow Agent to be held thereby until paid out in accordance with the terms of this Escrow Agreement (the Initial Escrow Amount, and thereafter all greater or lesser amounts as shall remain held by the Escrow Agent hereunder shall be referred to as the "ESCROWED FUNDS"); and

          WHEREAS, execution of this Escrow Agreement is a condition to Closing under the Stock Purchase Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, covenants, representations, warranties and promises set forth herein, the parties hereto agree as follows:

          1.   Appointment of Escrow Agent.  The Buyer and the Sellers hereby
               ---------------------------
appoint the Escrow Agent, and the Escrow Agent hereby agrees to act, as depository and administrator of the Escrowed Funds upon the terms and conditions set forth below.

          2.   Delivery of Escrowed Funds.  At Closing, pursuant to the Stock
               --------------------------
Purchase Agreement, the Buyer shall pay the Initial Escrow Amount by wire transfer of immediately available funds to an account specified in writing by the Escrow Agent. The Escrowed Funds shall thereafter be maintained by, and shall be under the exclusive dominion and control of the Escrow Agent and shall be paid out by the Escrow Agent only in accordance with the provisions of this Escrow Agreement.

          3.  Escrow Account.  Moneys from time to time comprising the Escrowed
              --------------
Funds shall be held in a separate account (the "ESCROW ACCOUNT") and invested and reinvested by the Escrow Agent, but only in Permitted Investments (as defined below). Any interest or earnings on the Escrowed Funds shall be retained in the Escrow Account, shall become Escrowed Funds, and as such shall be invested pursuant to this Section until paid out in accordance with this Escrow Agreement.

          As used herein, "PERMITTED INVESTMENTS" means the following kinds of instruments with an appropriate maturity given the terms hereunder for disbursement of the Escrowed Funds: (a) obligations of the United States of America, or fully guaranteed as to payment to interest and principal by the United States of America; (b) repurchase agreements fully guaranteed as described in (a) above, (c) commercial paper that, at the time of the investment therein pursuant to this Section, has the highest credit ratings from Moody's Investors Service, Inc. ("MOODY'S") and Standard & Poor's Corporation ("S&P") and the issuers of which have outstanding long-term unsecured debt obligations (other than any such obligations whose rating are based on the credit of a person other than such issuers), at the time of such investment therein, having the highest credit ratings from Moody's and S&P; and (d) demand or time deposits in Permitted Banks (as defined below), or certificates of deposit of, or bankers' acceptances issued by, Permitted Banks.

          As used herein, "PERMITTED BANKS" means a depository institution or trust company organized under the laws of the United States of America, any State thereof or the District of Columbia, having a combined capital and surplus of at least $100,000,000, if the commercial paper (if any) and the long-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a person other than such institution or trust company) of such depository institution or trust company, at the time of an investment therein pursuant to this Section, have the highest credit ratings from Duff & Phelps.

          4.   Assignability.  The respective interests of the Sellers in the
               -------------
Escrowed Funds shall not be assignable or transferable, other than solely by operation of law to the heirs, administrators, personal representative or devisees of a deceased Seller. The Sellers shall not pledge, grant a lien or other security interest, grant an option or otherwise encumber their respective interests in the Escrowed Funds. Any assignment, transfer or encumbrance of an interest in the Escrowed Funds in violation of this Section shall be null and void.

          5.   Disbursement of Escrowed Funds.  Subject to Sections 6, 7 and 8
               ------------------------------
hereof, the Escrowed Funds shall be paid by the Escrow Agent to the Sellers pro rata in accordance with their Percentage Interests (as defined in the Stock Purchase Agreement) on the following dates and in the following aggregate amounts:

                    (i) on the date (a "PAYMENT DATE") which is the six month anniversary of the Closing Date (as defined in the Stock

                    Purchase Agreement), the maximum amount such that, after giving effect to such disbursement, $1,000,000 of Escrowed Funds remain in escrow hereunder;

                    (ii) on the date (a "PAYMENT DATE") which is the one year anniversary of the Closing Date, the maximum amount such that, after giving effect to such disbursement, $500,000 of Escrowed Funds remain in escrow hereunder; and

                    (iii) on the date (a "PAYMENT DATE") which is the eighteen month anniversary of the Closing Date, the balance of Escrowed Funds remaining in escrow hereunder.

          Any and all payments under this Section 5 shall be made by wire transfer of immediately available funds by the Escrow Agent to accounts designated in writing by the Sellers. If any date upon which a payment is due under this Section 5 falls on a Saturday, Sunday, or bank holiday, such payment shall be made on the next succeeding banking day.


          6.   Indemnity Claims.
               ----------------

               (a)  Indemnity Notice.  Upon the occurrence of an event which the
                    ----------------
Buyer in good faith believes constitutes the basis for indemnification by the Sellers pursuant to Section 9.2 of the Stock Purchase Agreement (an "INDEMNITY CLAIM"), the Buyer shall promptly (and in any event prior to the final Payment
Date) furnish the Sellers and the Escrow Agent with written notice of such event (an "INDEMNITY NOTICE"), setting forth in reasonable detail the basis for such Indemnity Claim and the Buyer's then good faith belief and estimate of the reasonably foreseeable maximum dollar amount of the Sellers' indemnification obligations with respect thereto (the "ESTIMATED CLAIM AMOUNT"). The Buyer shall thereafter, upon request, acting reasonably and in good faith, make available to the Sellers all relevant information which is material to such Indemnity Claim and which is in or comes into the possession of the Buyer.

               (b) Indemnity Claims Not Disputed By Sellers. If, within 30 days
                   ----------------------------------------
after receipt of an Indemnity Notice, the Sellers do not give the notice provided for in Section 6(c) or Section 6(d) hereof (such an undisputed Indemnity Notice being an "UNDISPUTED INDEMNITY NOTICE"), the Escrow Agent shall
(i) if the indemnification amount is not then determined in accordance with
Section 9.2 of the Stock Purchase Agreement, retain for future payment to the Buyer (if a Withholding Notice is received in accordance with Section 7) an amount of Escrowed Funds equal to the Estimated Claim Amount (up to the aggregate amount of the Escrowed Funds) or (ii) if the indemnification amount has been determined in accordance with Section 9.2 of the Stock Purchase Agreement, promptly pay to the Buyer by wire transfer of immediately available funds an amount of Escrowed Funds equal to such indemnification amount (up to the aggregate amount of the Escrowed Funds). The Sellers shall remain liable for the amount of any indemnification obligations under Section [9.2] of the Stock Purchase Agreement in excess of the Escrowed Funds paid to the Buyer under this Section 6(b).

          (c) Indemnity Claims Disputed by Sellers in Whole.  If the Sellers in
              ---------------------------------------------
good faith dispute an Indemnity Claim in its entirety, the Sellers shall, within 30 days after receipt of the relevant Indemnity Notice, notify the Buyer and the Escrow Agent in writing of such dispute, setting forth the basis therefor in reasonable detail, based on such the Sellers' then good faith belief. Once such dispute notice has been received by the Escrow Agent, the Escrow Agent shall not distribute to the Buyer any amount of Escrowed Funds with respect thereto until the Escrow Agent receives (i) a written agreement signed by the Buyer and the Sellers stating the amount to which the Buyer is entitled in connection with such Indemnity Claim (an "INDEMNITY CLAIM AGREEMENT"); or (ii) a copy of an arbitrator's final award or court order or judgment as set forth in the Stock Purchase Agreement directing the Escrow Agent to make such distribution (a "FINAL JUDGMENT"); provided in the case of clause (ii) that the Escrow Agent
                   --------
shall have given written notice of the proposed distribution, together with copies of all such documents and opinions, to the Buyer and the Sellers at least five days prior to the date of the distribution by the Escrow Agent. After the occurrence of the events specified in clause (i) or (ii) above, the Escrow Agent shall disburse to the Buyer the applicable amounts with respect to such Indemnity Claim from the Escrowed Funds (up to the aggregate amount of Escrowed Funds). The Sellers shall remain liable for the amount of any indemnification obligations under Section 9.2 of the Stock Purchase Agreement in excess of the Escrowed Funds paid to the Buyer under this Section 6(c).

          (d) Indemnity Claims Disputed by the Sellers in Part.  If the Sellers
              ------------------------------------------------
in good faith dispute part of, but not all of, an Indemnity Claim or Estimated Claim Amount, the Sellers shall, within 30 days after receipt of the relevant Indemnity Notice, notify the Buyer and the Escrow Agent in writing of such dispute, setting forth the basis therefor in reasonable detail, based on such the Sellers' then good faith belief. Once such dispute notice has been received by the Escrow Agent, the Escrow Agent shall (i) if the indemnification amount has not yet been determined in accordance with Section 9.2 of the Stock Purchase Agreement, retain for future remittance to the Buyer (if a Withholding Notice is received in accordance with Section 7), or (ii) if the indemnification amount has been so determined, pay to the Buyer by wire transfer of immediately available funds, an amount of Escrowed Funds equal to that portion of the relevant Indemnity Claim or Estimated Claim Amount which is not disputed by the Sellers. The Escrow Agent shall not distribute to the Buyer any amount of Escrowed Funds with respect to the balance of such Indemnity Claim, except in accordance with the procedures set forth in Section 6(c).

          7.   Notice to Withhold.  Prior to any Payment Date the Buyer may
               ------------------
furnish a notice (the "WITHHOLDING NOTICE") (which notice shall state that it is being given pursuant to this Section 7) to the Escrow Agent and the Sellers specifying the amount of Escrowed Funds, if any, to be retained by the Escrow Agent on account of Indemnity Claims for which an Indemnity Notice has been provided pursuant to Section 6(a) or which the Buyer believes in good faith and acting reasonably will be provided pursuant to Section 6(a) but which claims are not, at such time, absolute as to liability or liquidated as to amount. The Withholding Notice shall contain the information specified in Section 6(a) to the extent available. Upon the receipt by the Escrow Agent of the Withholding Notice, the Escrow Agent shall retain in the Escrow Account, and not pay to the Sellers in accordance with Section 5, the amount of Escrowed Funds set forth in the Withholding Notice. In the event the Buyer does not timely provide the Withholding Notice, and continues to fail to provide such Withholding Notice within three business days after delivery by the Sellers to the Buyer (with a copy to the Escrow Agent) of a demand that the Withholding Notice be delivered, the remaining Escrowed Funds shall be distributed by the Escrow Agent to the Sellers in accordance with and to the extent provided in Section 5.

          8.   Retention of Escrowed Funds.  Upon receipt of the Withholding
               ---------------------------
Notice, the Escrow Agent shall continue to hold in the Escrow Account with respect to each potential Indemnity Claim referred to in such Withholding Notice, the amount of Escrowed Funds specified in such notice until such time as the Escrow Agent receives (i) an Undisputed Indemnity Notice, (ii) an Indemnity Claim Agreement or (iii) a Final Judgment, in each case evidencing the ultimate resolution of any of the underlying claims referred to in such Withholding Notice, at which time the Escrow Agent shall pay to the Buyer, with respect to any Indemnity Claim, the amount of Escrowed Funds specified in such Undisputed Indemnity Notice, Indemnity Claim Agreement or Final Judgment, as the case may be, and shall pay to the Sellers such Escrowed Funds if any, in excess of the amount so distributed to the Buyer which the Escrow Agent retained by reason of such Indemnity Claim and would otherwise have been payable to the Sellers under
Section 5 on a Payment Date in the past; provided, however, that to the extent
                                         --------
the distribution of such Escrowed Funds to the Sellers would cause the Escrowed Funds remaining in the Escrow Account after such distribution to fall below the amount (as stipulated in good faith in the Withholding Notice) of all still unresolved Indemnity Claims identified in any Withholding Notices, such Escrowed Funds shall be retained by the Escrow Agent and shall be available for distribution to the Buyer upon the resolution of any unresolved Indemnity Claims and such Escrowed Funds shall not be distributed to the Sellers until such time, if any, as such distribution can be made without causing the Escrowed Funds remaining in the Escrow Account to fall below the amount of all remaining unresolved Indemnity Claims identified in any Withholding Notices.

          9.   Reservation of Buyer Rights.  The rights of the Buyer to receive
               ---------------------------
payments from the Escrowed Funds in respect of Indemnity Claims shall be without prejudice to any other legal or equitable rights and remedies the Buyer may have under the Stock Purchase Agreement.

          10.  Duties and Responsibilities of Escrow Agent.  Notwithstanding any
               -------------------------------------------
provision contained herein to the contrary, the Escrow Agent, including its officers, directors, employees and agents, shall:

               (a) have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any documents or instruments submitted to it in connection with its duties hereunder;

               (b) be entitled to deem the signatories of any documents or instruments submitted to it hereunder as being those purported to be authorized to sign such documents or instruments on behalf of the parties hereto, and shall be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind;

               (c) be entitled to refrain from taking any action contemplated by this Agreement in the event that it becomes aware of any disagreement between the parties hereto as to any facts or as to the happening of any contemplated event precedent to such action;

               (d) have no responsibility or liability for any diminution in value of any assets held hereunder which may result from any investments or reinvestment made in accordance with any provision contained herein;

               (e) be under no obligation to invest the deposited funds or the income generated thereby until it has received a Form W-9 or W-8, as applicable, from each of the parties hereto, regardless of whether any party is exempt from reporting or withholding requirements under the Internal Revenue Code of 1986, as amended;

               (f) be, and hereby is, indemnified and saved harmless by the parties hereto from all the losses, costs, and expenses, including attorney fees which may be incurred by it as a result of its acceptance of the Escrowed Funds or arising from the performance of its duties hereunder, unless the Escrow Agent shall have been adjudged to have acted in bad faith or to have been grossly negligent, and such indemnification (i) shall be recoverable one-half ( 1/2) from the Buyer and one-half ( 1/2) from Sellers, jointly and severally, and (ii) shall survive its resignation or removal, or the termination of this Agreement until extinguished by any applicable statute of limitations;

               (g) in the event any dispute shall arise between the parties with respect to the disposition or disbursement of any assets held hereunder, be permitted to interplead all of the assets held hereunder into a court of competent jurisdiction, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets. The parties further agree to pursue and redress or recourse in connection with such a dispute, without making Escrow Agent a party to same;

          (h) only have those duties as are specifically provided herein, which shall be deemed purely ministerial in nature, and shall under no circumstances be deemed a fiduciary for any of the parties to this Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document between the other parties hereto, in connection herewith, including, without limitation, the Stock Purchase Agreement. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Agreement or any other agreement. In no event shall the Escrow Agent be liable, directly or indirectly, for any
(i) damages or expenses arising out of services provided hereunder, other than damages which result from the Escrow Agent's failure to exercise reasonable care in performing its duties, or (ii) special or consequential damages, even if the Escrow Agent has been advised of the possibility of such damages;

          (i) have the right, but not the obligation, to consult with counsel of its choice and shall not be liable for action taken or omitted to be taken by Escrow Agent either in accordance with the advice of such counsel or in accordance with any opinion of counsel to either the Buyer or the Sellers addressed and delivered to the Escrow Agent.

          (j) have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees; and

          (k) shall not be required by any provision of this Agreement to expend or risk its own funds in the performance of its duties if it shall have reasonable grounds for believing that repayment of such funds is not reasonably assured to it.

      Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, shall succeed to all Escrow Agent's rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      11.  Term.  This Agreement shall continue in full force and effect
           ----
until the final distribution of all Escrowed Funds held by the Escrow Agent has been made. At such time this agreement shall terminate in all respects.

          12.  Tax Matters.
               -----------

               (a) Reporting of Income.  The Escrow Agent shall report to the
                   -------------------
Internal Revenue Service, as of each calendar year-end, all income earned from the investment of any sum held as the Escrow Funds against the Sellers in accordance with their Percentage Interests, whether or not said income has been distributed during such year, as and to the extent required by law.

               (b) Preparation and Filing of Tax Returns. Any tax returns
                   -------------------------------------
required to be prepared and filed will be prepared and filed by the Sellers with the Internal Revenue Service in all years income is earned, whether or not income is received or distributed in any particular tax year, and Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return with respect to any income earned by the Escrowed Funds.

               (c) Payment of Taxes. Any taxes payable on income earned from the
                   ----------------
investment of any Escrowed Funds shall be paid by the Sellers, whether or not the income was distributed by the Escrow Agent.

          13.  Resignation or Removal of Escrow Agent.  The Escrow Agent may
               --------------------------------------
resign as such following the giving of 30 days prior written notice to the other parties hereto. Similarly, the Escrow Agent may be removed and replaced following the giving of 30 days prior written notice to the Escrow Agent by each of the other parties hereto. In either event, the duties of the Escrow Agent shall terminate 30 days after receipt of such notice (or as of such earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of the moneys or assets then in its possession to a successor escrow agent as shall be appointed by the other parties hereto as evidenced by a written notice filed with the Escrow Agent.

          If the other parties hereto are unable to agree upon a successor, or shall have failed to appoint a successor prior to the expiration of 30 days following receipt of the notice of resignation of removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, any such resulting appointment shall be binding upon all of the parties hereto.

          14.  Miscellaneous.
               -------------

               (a) Entire Agreement. This Escrow Agreement sets forth the entire understanding of the parties hereto and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.

          (b) Notices.  Any notices to be given hereunder by any party to any
              -------
other shall be in writing and shall be made either by personal delivery, certified or overnight mail or telecopy with transmission confirmed. Each notice shall be effective when delivered by hand or upon confirmation of telecopy transmission or three (3) days after the date the same is deposited in the United States mail in the manner provided herein. A copy of the telecopy confirmation or the hand delivery, certified or overnight mail receipt, dated and signed by the party receiving notice, shall be deemed adequate proof of delivery. Notices shall be addressed as follows:

          If to the Escrow Agent:

          First Service Bank
          [BANK ADDRESS]


          If to the Buyer:

          Windy Hill Pet Food Company, Inc.
          Highwoods Plaza II
          103 Powell Court, Suite 200
          Brentwood, TN    37027
          Telephone:  615-373-7774
          Facsimile:  615-309-1191
          Attention:  President

          with copy to:

          Ann F. Chamberlain, Esq.
          Richards & O'Neil, LLP
          885 Third Avenue
          New York, NY   10022-4873
          Telephone:  212-207-1200
          Facsimile:  212-750-9022

          If to the Sellers:

          [c/oTHE SELLERS REPRESENTATIVE]


Any party may change its address for notice by giving notice in accordance with the terms of this Section 13(b).

          (c) Waiver.  The waiver by any party hereto of a breach of any term or
              ------
provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of the breach of any other term or provision of this Agreement.

          (d) Binding Effect.  This Agreement shall extend to and be binding
              --------------
upon and inure to the benefit of the parties hereto, their respective heirs, representatives, successors and assigns. This Agreement may not be assigned by any party hereto.

          (e) No Third Party Beneficiaries.  This Agreement does not create, and
              ----------------------------
shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

          (f) Invalid Provisions.  If any provision of this Agreement is held to
              ------------------
be illegal, invalid, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid or enforceable.

          (g) Headings.  The headings in this Agreement are solely for
              --------
convenience of reference and shall be given no effect in construction or interpretation of this Agreement.

          (h) Counterparts: Governing Law.  This Agreement may be executed in
              ---------------------------
two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania.



                 [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

        IN WITNESS WHEREOF, the parties have executed and delivered this agreement on the day and year first above mentioned.

                                    WINDY HILL PET FOOD COMPANY, INC.



                                    By______________________________________
                                       Name:
                                       Title:

                                    SELLERS:
                                    -------


                                    ________________________________________
                                    CHRISTOPHER K. FICKES



                                    ________________________________________
                                    SCOT J. FICKES



                                    ________________________________________
                                    GENE W. FICKES


                                    ________________________________________
                                    SANDY C. FICKES


                                    ________________________________________
                                    KIMBERLY F. FICKES-MAYCHUK

                                    ESCROW AGENT:
                                    ------------

                                    FIRST SERVICE BANK



                                    By______________________________
                                       Name:
                                       Title:


03618.0024

                                                                     EXHIBIT C

                                    [____________], 1998



Windy Hill Pet Food Company, Inc.
Highwoods Plaza II
103 Powell Court, Suite 200
Brentwood, Tennessee  37027

          Re:  Stock Purchase Agreement, dated [__________] 1998
               by and among Windy Hill Pet Food Company, Inc., Gene W. Fickes, Sandy C. Fickes, Scot J. Fickes, Kimberly F. Fickes-Maychuk and Christopher K. Fickes
               -------------------------------------------------------------

Ladies & Gentlemen:

          We have acted as special counsel to Gene W. Fickes, Sandy C. Fickes, Scot J. Fickes, Kimberly F. Fickes-Maychuk, Christopher K. Fickes (collectively, the "SELLERS" and individually, a "SELLER") and Deep Run Packing Co., Inc., a Pennsylvania corporation (the "COMPANY"), in connection with the Stock Purchase Agreement, dated [__________] 1998 (the "PURCHASE AGREEMENT"), between Sellers and Windy Hill Pet Food Company, Inc., a Minnesota corporation ("BUYER"), pursuant to which Buyer has agreed to purchase all of the issued and outstanding capital stock of the Company from the Sellers.

          This opinion is delivered to you pursuant to Section [5.1(E)] of the Purchase Agreement. All capitalized terms that are used but not defined herein shall have the meanings assigned to them in the Purchase Agreement.

          In rendering this opinion, we have examined copies of (i) the executed Purchase Agreement, (ii) the Escrow Agreement, dated the Closing Date, by and among Buyer, the Sellers and First Service Bank, as escrow agent (the "ESCROW AGREEMENT"), (iii) the Employment Agreements, dated the Closing Date, between the Company and each of

Windy Hill Pet Food Company, Inc.
[________] 1998
Page 2


Chris Fickes and Scot Fickes (the "EMPLOYMENT AGREEMENTS") and (iv) the Consulting and Noncompetition Agreement, dated the Closing Date, between the Company and Gene Fickes (the "CONSULTING AGREEMENT" and, together with the Purchase Agreement, the Escrow Agreement, and the Employment Agreements, the "AGREEMENTS").

          In connection with the opinions expressed herein, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of such organizational records of the Company, certificates of public officials and officers and other representatives of the Company and such other documents, agreements and instruments, and have made such other investigations, as we have deemed necessary or appropriate.

          As to various questions of fact material to this opinion, we have relied with your consent upon the representations and warranties made in the Purchase Agreement and the other documents executed and delivered in connection therewith and upon certificates and other documents of Sellers and officers or representatives of the Company and of public officials and have made such other inquiries and investigations as we have deemed necessary or appropriate.

          For purposes of this opinion, we have assumed, without any independent investigation or verification of any kind, (i) the genuineness of all signatures; (ii) the legal capacity of all natural persons executing the Agreements; (iii) the authenticity and completeness of all documents submitted to us as original or certified documents; (iv) the conformity to authentic original documents and completeness of all documents submitted to us as certified, conformed or photostatic copies; and (v) that the certificates of public officials dated earlier than the date of this opinion remain accurate from such earlier date through and including the date of this opinion.

          To the extent that the obligations of the Sellers and/or the Company may be dependent upon such matters, we have assumed, for purposes of this opinion that: (i) each of the Escrow Agent and Buyer is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) each party to the Agreements (other than the Sellers and the Company) has full corporate power and authority to execute, deliver and perform its obligations under the Agreements to which it is a party; and (iii) each such document executed by each party thereto (other than the Sellers and the Company) has been duly authorized, executed and delivered by each party thereto (other than the Sellers and the Company) and constitutes the valid and binding obligation of each such party (other than the Sellers and the Company), enforceable against it in accordance with its terms.

Windy Hill Pet Food Company, Inc.
[________] 1998
Page 3

          In connection with our opinion in numbered paragraph 1 below, we have relied exclusively upon a certificate from the Secretary of State of Pennsylvania, a copy of which has been delivered to you. Our opinion in the first sentence of numbered paragraph 2 below is based exclusively upon a review of the stock and minute books of the Company.

          The opinions set forth below that are rendered "to our knowledge" or with similar qualification have been rendered based upon the actual knowledge of the lawyers currently in our employ who have devoted substantive attention to the legal affairs of Sellers and the Company, after having made such investigations as we have deemed necessary to render such opinions.

          We are attorneys admitted to practice in the State of Pennsylvania. We do not opine on, and we assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of, the laws of any jurisdiction other than the State of Pennsylvania and the federal laws of the United States of America.

          The opinions set forth below are subject to the following additional limitations, qualifications and exceptions:

          (a) the enforceability of the Agreements may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws, decisions or equitable principles now or hereafter in effect relating to creditors' rights and remedies or debtors' obligations generally;

          (b) the remedies of specific performance and injunctive and other forms of relief are subject to general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity) and enforceability may be subject to the discretion of the court before which any proceeding therefor may be brought;

          (c) no opinion is expressed as to the enforceability of provisions regarding indemnification against liabilities where such indemnification is contrary to public policy; and

          (d) no opinion is expressed as to the enforceability of any noncompetition covenant or agreement.

Windy Hill Pet Food Company, Inc.
[________] 1998
Page 4

          Based upon and subject to the foregoing, we are of the opinion that:

          1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Pennsylvania.

          2. The authorized capital stock of the Company consists solely of 1,000,000 shares of common stock, par value $10.00 per share (the "COMMON STOCK"), 83,000 shares of which are issued and outstanding and 17,000 shares of which are issued and held in treasury by the Company. All of the issued and outstanding shares of the Common Stock are owned of record by the Sellers, have been duly authorized and validly issued and are fully paid, nonassessable, and, to our knowledge, free and clear of all claims, liens, security interests, charges and encumbrances. To our knowledge (i) there are no outstanding subscriptions, options, warrants, calls or other agreements or commitments by which any of the Sellers or the Company is bound in respect of the Common Stock, whether issued or unissued, and (ii) there are no outstanding securities convertible into or exchangeable for any Common Stock.

          3. As of the Closing Date, and after giving effect to the sale of Common Stock to Buyer in accordance with the Purchase Agreement and delivery to Buyer of the share certificates evidencing such Common Stock, all of the outstanding shares of capital stock of the Company will be owned by Buyer, to our knowledge, free and clear of all claims, liens, security interests, charges and encumbrances.

          4. The Purchase Agreement and the Escrow Agreement have been duly executed and delivered by the Sellers and each constitutes the legal, valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with their respective terms. The Employment Agreements and the Consulting Agreement have each been duly executed and delivered by the respective Seller that is a party thereto and each constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its respective terms.

          5. The Company has the requisite corporate power and authority to execute, deliver and perform each of the Agreements to which it is a party and to consummate the transactions or relationships contemplated thereby. The execution, delivery and performance of the Agreements to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company. The Agreements to which the Company is a party have been duly executed and delivered by the Company and

Windy Hill Pet Food Company, Inc.
[________] 1998
Page 5

constitute the legal, valid and binding obligations of the Company, and are enforceable against the Company in accordance with their respective terms.

          6. Except as set forth on the Disclosure Schedule, neither the execution or delivery of the Agreements by the Sellers or the Company nor the consummation of the transactions or relationships which are the subject thereof will constitute a default or an event which would with notice of lapse of time or both constitute a default under or violation or breach (i) of the Company's Articles of Incorporation or by-laws, or (ii) of any indenture, license, permit, lease, franchise or other instrument or any writ, judgment, or decree known to us to which the Sellers or the Company is a party or by which either the Sellers or the Company or its properties may be bound, nor, to our knowledge, would such execution, delivery or consummation constitute an event which would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or obligation of the Sellers or the Company or an event that would result in the creation or imposition of any lien or encumbrance on any asset of the Company or any Seller or on any Common Stock.

          7. The execution, delivery and performance of the Agreements by the Sellers and by the Company, as the case may be, do not violate applicable provisions of law, rule or regulation of the United States or the State of Pennsylvania. No action of, or approval, consent, order or authorization of, or declaration by or filing with any public body or authority of the United States or State of Pennsylvania is necessary on the part of the Sellers or the Company in connection with the execution, delivery or performance by the Sellers or the Company of the Agreements or the consummation of the transactions or relationships contemplated thereby.

          8. To our knowledge, except as set forth on the Disclosure Schedule, the Company does not own, directly or indirectly, any equity securities in any corporation, partnership, limited liability company or other entity.

          9. To our knowledge, neither the Sellers nor the Company are party to any pending or threatened suit, action, investigation, inquiry by any governmental body, arbitration proceedings or any material labor dispute relating to or affecting the Company, its securities, assets or its business.

          The opinions set forth herein are as of the date of this letter and we do not render any opinion as to the effect of any matter which may occur or be effective subsequent to the date hereof.

Windy Hill Pet Food Company, Inc.
[________] 1998
Page 6

          This opinion is rendered only to you and is solely for your benefit in connection with the Agreements. This opinion may not be relied upon by you for any other purpose, nor may it be relied upon by any other person, firm or corporation, for any purpose without our prior express written consent.

                                       Very truly yours,

                                                                     EXHIBIT D


                              EMPLOYMENT AGREEMENT
                              --------------------


          EMPLOYMENT AGREEMENT, dated as of June 1, 1998, by and between Deep Run Packing Co., Inc., a Pennsylvania corporation (the "COMPANY"), and Christopher K. Fickes (the "EMPLOYEE").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Company desires to employ the Employee and the Employee wishes to be employed by the Company on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

          1.   Employment.  Upon the terms and subject to the conditions of this
               ----------
Agreement, the Company hereby employs the Employee and the Employee hereby accepts employment with the Company in the capacity hereinafter set forth.

          2.   Term of Employment.   The term of this Agreement (the "TERM")
               ------------------
shall commence on the date hereof and shall continue in effect until the third anniversary hereof or until sooner terminated as provided herein.

          3.   Duties.  During the Term of this Agreement, the Employee shall
               ------
serve in such capacity as may be reasonably designated by Mr. Robert V. Dale, and shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by a person in such position in the business in which the Company is engaged. The Employee shall report to and carry out the lawful directions of Mr. Dale or such other person who may succeed Mr. Dale who is reasonably acceptable to Employee. The Employee agrees to travel for business purposes for reasonable lengths of time.

          4.   Compensation.
               ------------

               (a) Base Salary.  In consideration of the services rendered by
                   -----------
the Employee hereunder and provided that the Employee has substantially performed all of his obligations provided for herein, the Company will pay to the Employee a base salary (the "BASE SALARY") at the rate of $95,000 per year during the Term. The Base Salary shall be paid in accordance with the Company's normal payroll practice.

               (b) Bonus.  The Employee shall be eligible to be paid a bonus
                   -----
each year commencing with 1998 in an amount of up to thirty-five percent (35%) of his Base Salary paid with respect to such year. One half of such bonus (or 17.5% of the Employee's Base Salary with respect to the applicable year) will be awarded to the Employee based on whether the Employee has achieved certain annual objectives that are to be reasonably agreed upon by the Employee and the Company with respect to such year. Such portion of the bonus is herein called the "PERSONAL ACHIEVEMENT BONUS". The other half of such bonus (or 17.5% of the Employee's Base Salary with respect to such year) will be awarded to the Employee based on whether the Company has achieved certain annual financial objectives with respect to such year to be reasonably set by the Company. Such portion of the bonus is hereinafter called the "COMPANY ACHIEVEMENT BONUS".

          5.   Other Employee Benefits.  During the Term, the Employee shall be
               -----------------------
entitled (i) to vacation time in accordance with the Company's policy from time to time in effect; (ii) to participate in all employee insurance and other fringe benefit programs, including, without limitation, life, health, dental and accident insurance plans and long term disability now or hereafter maintained by the Company for salaried personnel for which the Employee is eligible; and (iii) to a car of a quality comparable to that of cars furnished by the Company to other employees of similar rank to the Employee.

          6.   Termination Provisions.
               ----------------------

               (a) Termination for Cause.  The Company may terminate the
                   ---------------------
Employee's employment hereunder for Cause, as hereinafter defined, immediately upon written notice to the Employee. For purposes of this Agreement, "CAUSE" shall mean (A) dishonesty of the Employee detrimental to the best interests of either the Company or any of its subsidiaries or affiliates or conviction of the Employee of a crime which constitutes a felony, (B) any material act or omission by the Employee during the Term involving willful malfeasance or gross negligence in the performance of his duties hereunder, or (C) repeated failure of the Employee to follow reasonable instructions of the Company (other than inattention or neglect resulting from illness or disability of the Employee) which inattention and neglect does not cease within fifteen days after written notice thereof specifying the details of such conduct is given to the Employee. If the Employee's employment is terminated for Cause, the Employee shall be entitled to receive only the unpaid portion of the Base Salary then in effect which has accrued to the date of termination.

               (b) Termination By Reason of Permanent Disability.  If at any
                   ---------------------------------------------
time during the Term the Company reasonably determines that the Employee has been or will be unable, as a result of physical or mental illness or incapacity, to perform his duties hereunder for a period of four consecutive months or for an aggregate of more than six months in any twelve month period (a "PERMANENT DISABILITY"), the Employee's employment hereunder may be terminated by the Company upon thirty days' written notice to the Employee. If the Employee's employment is terminated by reason of Permanent Disability, the Employee shall be entitled to receive the unpaid portion of the Base Salary then in effect which has accrued to the date of termination. In addition, the Employee shall be entitled to receive within 60 days of the end of the year in which such Permanent Disability occurs (i) the Personal Achievement Bonus for such year if the Personal Achievement Bonus is earned for such year and (ii) a pro rata portion of the Company Achievement Bonus if the Company Achievement Bonus is earned for such year. For these purposes the pro rata portion shall be determined by dividing the number of days in such year prior to the Employee's Permanent Disability by 365.

               (c) Termination By Reason of Death.  The Employee's employment
                   ------------------------------
hereunder shall automatically terminate on the date of his death. If the Employee's employment is so terminated by his death, the Company shall pay to the Employee's estate a lump sum amount equal to the unpaid portion of the Base Salary then in effect through the end of the month in which his death occurs. Such amount shall be paid within thirty days after the date of his death if a personal representative has been appointed by the end of such thirty day period or, if a personal representative has not been appointed by the end of such thirty day period, promptly after a personal representative has been appointed. In addition, the Employee's estate shall be entitled to receive, within 60 days of the end of the year in which the Employee's death occurs, (i) the Personal Achievement Bonus for the year in which the Employee died, if the Personal Achievement Bonus is earned for such year and (ii) a pro rata portion of the Company Achievement Bonus if the Company Achievement Bonus is earned for such year. For these purposes the pro rata portion shall be determined by dividing the number of days in such year prior to the Employee's death by 365.

               (d) Other Termination Provisions.  The Board may terminate the
                   ----------------------------
Employee's employment hereunder at any time for any reason without Cause in which case the Employee shall remain entitled to receive all Base Salary hereunder (at the times when such Base Salary would otherwise have been payable) until the earlier of the third anniversary of the date hereof or his earlier Permanent Disability or death.

          7.   Covenants of the Employee.
               -------------------------

               (a) Non-Competition.  During the Term and thereafter for so
                   ---------------
long as the Employee is entitled to receive payments of Base Salary under
Section 6(d) the Employee shall not, directly or indirectly, be associated with any Competitive Business, whether as a director, officer, employee, agent, consultant, partner, owner, independent contractor or otherwise. A "COMPETITIVE BUSINESS" shall mean any business conducted in the United States of America which involves production, manufacturing, packing, distributing, marketing, selling or otherwise dealing with or in any pet food product including, without limitation, dry pet food, semi-moist pet food, pet snacks and treats and canned pet food that is the same as or similar to those produced, manufactured, packaged, distributed, marketed or sold or otherwise dealt in or that were the results of research and development by the Company from time to time prior to and during the Term.

          (b) Non-Solicitation of Employees of the Employer.  Until the first
              ---------------------------------------------
anniversary of the date of such termination, the Employee shall not, and shall cause each business or entity with which he shall become associated in any capacity not to, solicit for employment or employ any person who is then, or who was at any time after the date four months prior to the date of such termination, employed in a professional or managerial position by the Company, its subsidiaries or affiliates.

          (c) Confidentiality.  The Employee agrees and acknowledges that the
              ---------------
Confidential Information of the Company and its subsidiaries and affiliates, as hereinafter defined, is valuable, special and unique to their business; that such business depends on such Confidential Information; and that the Company wishes to protect such Confidential Information by keeping it confidential for the use and benefit of the Company and its subsidiaries and affiliates. Based on the foregoing, the Employee agrees to undertake the following obligations with respect to such Confidential Information:

               (i) the Employee agrees to keep any and all Confidential Information in trust for the use and benefit of the Company and its subsidiaries and affiliates;

               (ii) the Employee agrees that, except as required by applicable law or as authorized in writing by the Board, he will not at any time during or after the termination of his employment hereunder, disclose, directly or indirectly, any Confidential Information of the Company or any of subsidiaries or affiliates;

               (iii) the Employee agrees to take all reasonable steps necessary, or reasonably requested by the Company, to ensure that all Confidential Information is kept confidential for the use and benefit of the Company and subsidiaries and affiliates; and

               (iv) the Employee agrees that, upon termination of his employment hereunder or at any other time the Company, may in writing so request, he will promptly deliver to the Company all materials constituting Confidential Information (including all copies thereof) that are in his possession or under his control. The Employee further agrees that, if requested by the Company, to return any Confidential Information pursuant to this subparagraph
          (iv), he will not make or retain any copy or extract from such materials.

          For purposes of paragraph (c) of this Section 7, "CONFIDENTIAL INFORMATION" means any and all information developed by or for the Company or any of its subsidiaries or affiliates of which the Employee gains or has acquired knowledge during or prior to the

Term by reason of his employment with the Company that is (A) not generally known in any industry in which the Company or any of its subsidiaries or affiliates is or may become engaged or (B) not publicly available. Confidential Information includes, but is not limited to, any and all information developed by or for the Company or any of its subsidiaries or affiliates concerning plans, marketing and sales methods, customer lists, materials, processes, business forms, procedures, devices, plans for development of products, services or expansion into new areas or markets, internal operations, and any trade secrets and proprietary information of any type owned by the Company or any of its subsidiaries or affiliates, together with all written, graphic and other materials relating to all or any part of the same.

          8.   Successors; Assignment.
               ----------------------

               (a) The Company.  The Company may assign any of its rights and
                   -----------
obligations hereunder, without the written consent of the Employee, in connection with a Change of Control. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

               (b) The Employee.  Neither this Agreement nor any right or
                   ------------
interest hereunder may be assigned by the Employee, his beneficiaries, or legal representatives without the prior written consent of the Board; provided,
                                                                --------
however, that nothing in this Section 9 shall preclude (i) the Employee from
-------
designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Employee or his estate from assigning any rights hereunder to distributees, legatees, beneficiaries, testamentary trustees or other legal heirs of the Employee.

          9.   Notices.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed to have been given when delivered by hand, mailed by first-class registered or certified mail, postage prepaid and return receipt requested, or delivered by overnight courier addressed as follows:

               (i)  If to the Company:

                    Deep Run Packing Co., Inc.
                    Eastburn and Gray, P.C
                    60 East Court Street
                    Doylestown, PA  18901
                    Attn:  D. Rodman Eastburn, Esq.

                    with a copy to:

                    Robert V. Dale
                    Windy Hill Pet Food Company, Inc.
                    Highwoods Plaza II
                    103 Powell Court, Suite 200
                    Brentwood, TN  37027

               (ii) If to the Employee:

                    Mr. Christopher K. Fickes
                    13 Florence Circle
                    Sellersville, PA  18960

or, in each case, at such other address as may from time to time be specified to the other party in a notice similarly given.

          10.  Governing Law; Expenses.
               -----------------------

               (a) Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of the State of Pennsylvania without giving effect to the conflicts of law principles thereof.

               (b) Expenses.  All costs and expenses (including attorneys' fees)
                   --------
incurred in connection with any claim, dispute or litigation pertaining to this Agreement shall be paid by the party incurring such expenses.

          11.  Entire Agreement.  This Agreement contains the entire agreement
               ----------------
of the parties and their affiliates relating to the subject matter hereof and supersedes all prior agreements, representations, warranties and understandings, written or oral, with respect thereto.

          12.  Severability.  If any term or provision of this Agreement or the
               ------------
application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall remain valid and enforceable to the fullest extent permitted by law.

          13.  Remedies.
               --------

               (a) Injunctive Relief.  The Employee acknowledges and agrees
                   -----------------
that the covenants and obligations of the Employee contained in subsections
(a), (b) and (c) of

Section 7 hereof relate to special, unique and extraordinary matters and are reasonable and necessary to protect the legitimate interests of the Company and its subsidiaries and affiliates and that a breach of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies at law are not available. Therefore the Employee agrees that the Company shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining the Employee from any such breach.

               (b) Remedies Cumulative.  The Company's rights and remedies
                   -------------------
under this Section 13 are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

          14.  Withholding Taxes.  The Company may deduct any federal, state or
               -----------------
local withholding or other taxes from any payments to be made by the Company hereunder in such amounts which the Company reasonably determine are required to deduct under applicable law.

          15.  Amendments, Miscellaneous, etc.  Neither this Agreement nor any
               ------------------------------
term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          16.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts and shall be the valid and binding agreement of the parties when such counterparts have been duly executed and delivered by each party hereto.

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

                                    DEEP RUN PACKING CO., INC.



                                    By__________________________________________

                                       Name:
                                       Title:

                                    --------------------------------------------
                                    CHRISTOPHER K. FICKES

                                                                       EXHIBIT E


                              EMPLOYMENT AGREEMENT
                              --------------------

          EMPLOYMENT AGREEMENT, dated as of June 1, 1998, by and between Deep Run Packing Co., Inc., a Pennsylvania corporation (the "COMPANY"), and Scot J. Fickes (the "EMPLOYEE").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Company desires to employ the Employee and the Employee wishes to be employed by the Company on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

          1.   Employment.  Upon the terms and subject to the conditions of this
               ----------
Agreement, the Company hereby employs the Employee and the Employee hereby accepts employment with the Company in the capacity hereinafter set forth.

          2.   Term of Employment.   The term of this Agreement (the "TERM")
               ------------------
shall commence on the date hereof and shall continue in effect until the third anniversary hereof or until sooner terminated as provided herein.

          3.   Duties.  During the Term of this Agreement, the Employee shall
               ------
serve in such capacity as may be reasonably designated by Mr. Robert V. Dale, and shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by a person in such position in the business in which the Company is engaged. The Employee shall report to and carry out the lawful directions of Mr. Dale or such other person who may succeed Mr. Dale who is reasonably acceptable to Employee. The Employee agrees to travel for business purposes for reasonable lengths of time.

          4.   Compensation.
               ------------

          (a) Base Salary.  In consideration of the services rendered by the
              -----------
Employee hereunder and provided that the Employee has substantially performed all of his obligations provided for herein, the Company will pay to the Employee a base salary (the "BASE SALARY") at the rate of $120,000 per year during the Term. The Base Salary shall be paid in accordance with the Company's normal payroll practice.

          (b) Bonus.  The Employee shall be eligible to be paid a bonus each
              -----
year commencing with 1998 in an amount of up to thirty-five percent (35%) of his Base

Salary paid with respect to such year. One half of such bonus (or 17.5% of the Employee's Base Salary with respect to the applicable year) will be awarded to the Employee based on whether the Employee has achieved certain annual objectives that are to be reasonably agreed upon by the Employee and the Company with respect to such year. Such portion of the bonus is herein called the "PERSONAL ACHIEVEMENT BONUS". The other half of such bonus (or 17.5% of the Employee's Base Salary with respect to such year) will be awarded to the Employee based on whether the Company has achieved certain annual financial objectives with respect to such year to be reasonably set by the Company. Such portion of the bonus is hereinafter called the "COMPANY ACHIEVEMENT BONUS".

          5.   Other Employee Benefits.  During the Term, the Employee shall be
               -----------------------
entitled (i) to vacation time in accordance with the Company's policy from time to time in effect; (ii) to participate in all employee insurance and other fringe benefit programs, including, without limitation, life, health, dental and accident insurance plans and long term disability now or hereafter maintained by the Company for salaried personnel for which the Employee is eligible; and (iii) to a car of a quality comparable to that of cars furnished by the Company to other employees of similar rank to the Employee.

          6.   Termination Provisions.
               ----------------------

              (a) Termination for Cause. The Company may terminate the
                  ---------------------
Employee's employment hereunder for Cause, as hereinafter defined, immediately upon written notice to the Employee. For purposes of this Agreement, "CAUSE" shall mean (A) dishonesty of the Employee detrimental to the best interests of either the Company or any of its subsidiaries or affiliates or conviction of the Employee of a crime which constitutes a felony, (B) any material act or omission by the Employee during the Term involving willful malfeasance or gross negligence in the performance of his duties hereunder, or (C) repeated failure of the Employee to follow reasonable instructions of the Company (other than inattention or neglect resulting from illness or disability of the Employee) which inattention and neglect does not cease within fifteen days after written notice thereof specifying the details of such conduct is given to the Employee. If the Employee's employment is terminated for Cause, the Employee shall be entitled to receive only the unpaid portion of the Base Salary then in effect which has accrued to the date of termination.

              (b) Termination By Reason of Permanent Disability.  If at any time
                  ---------------------------------------------
during the Term the Company reasonably determines that the Employee has been or will be unable, as a result of physical or mental illness or incapacity, to perform his duties hereunder for a period of four consecutive months or for an aggregate of more than six months in any twelve month period (a "PERMANENT DISABILITY"), the Employee's employment hereunder may be terminated by the Company upon thirty days' written notice to the Employee. If the Employee's employment is terminated by reason of Permanent Disability, the Employee shall be entitled to receive the unpaid portion of the Base Salary then in effect which has accrued to the date of termination. In addition, the Employee shall be entitled to receive within 60 days of the end of the year in which such Permanent Disability occurs (i) the Personal Achievement Bonus for such year if the Personal Achievement Bonus is earned for such year and (ii) a pro rata portion of the Company Achievement Bonus if the Company Achievement Bonus is earned for such year. For these purposes the pro rata portion shall be determined by dividing the number of days in such year prior to the Employee's Permanent Disability by 365.

              (c) Termination By Reason of Death.  The Employee's employment
                  ------------------------------
hereunder shall automatically terminate on the date of his death. If the Employee's employment is so terminated by his death, the Company shall pay to the Employee's estate a lump sum amount equal to the unpaid portion of the Base Salary then in effect through the end of the month in which his death occurs. Such amount shall be paid within thirty days after the date of his death if a personal representative has been appointed by the end of such thirty day period or, if a personal representative has not been appointed by the end of such thirty day period, promptly after a personal representative has been appointed. In addition, the Employee's estate shall be entitled to receive, within 60 days of the end of the year in which the Employee's death occurs, (i) the Personal Achievement Bonus for the year in which the Employee died, if the Personal Achievement Bonus is earned for such year and (ii) a pro rata portion of the Company Achievement Bonus if the Company Achievement Bonus is earned for such year. For these purposes the pro rata portion shall be determined by dividing the number of days in such year prior to the Employee's death by 365.

              (d) Other Termination Provisions.  The Board may terminate the
                  ----------------------------
Employee's employment hereunder at any time for any reason without Cause in which case the Employee shall remain entitled to receive all Base Salary hereunder (at the times when such Base Salary would otherwise have been payable) until the earlier of the third anniversary of the date hereof or his earlier Permanent Disability or death.

          7.   Covenants of the Employee.
               -------------------------

              (a) Non-Competition. During the Term and thereafter for so long as
                  ---------------
the Employee is entitled to receive payments of Base Salary under Section 6(d) the Employee shall not, directly or indirectly, be associated with any Competitive Business, whether as a director, officer, employee, agent, consultant, partner, owner, independent contractor or otherwise. A "COMPETITIVE BUSINESS" shall mean any business conducted in the United States of America which involves production, manufacturing, packing, distributing, marketing, selling or otherwise dealing with or in any pet food product including, without limitation, dry pet food, semi-moist pet food, pet snacks and treats and canned pet food that is the same as or similar to those produced, manufactured, packaged, distributed, marketed or sold or otherwise dealt in or that were the results of research and development by the Company from time to time prior to and during the Term.

          (b)   Non-Solicitation of Employees of the Employer.  Until the first
                ---------------------------------------------
anniversary of the date of such termination, the Employee shall not, and shall cause each business or entity with which he shall become associated in any capacity not to, solicit for employment or employ any person who is then, or who was at any time after the date four months prior to the date of such termination, employed in a professional or managerial position by the Company, its subsidiaries or affiliates.

          (c)   Confidentiality.  The Employee agrees and acknowledges that the
                ---------------
Confidential Information of the Company and its subsidiaries and affiliates, as hereinafter defined, is valuable, special and unique to their business; that such business depends on such Confidential Information; and that the Company wishes to protect such Confidential Information by keeping it confidential for the use and benefit of the Company and its subsidiaries and affiliates. Based on the foregoing, the Employee agrees to undertake the following obligations with respect to such Confidential Information:

          (i) the Employee agrees to keep any and all Confidential Information in trust for the use and benefit of the Company and its subsidiaries and affiliates;

          (ii) the Employee agrees that, except as required by applicable law or as authorized in writing by the Board, he will not at any time during or after the termination of his employment hereunder, disclose, directly or indirectly, any Confidential Information of the Company or any of subsidiaries or affiliates;

          (iii) the Employee agrees to take all reasonable steps necessary, or reasonably requested by the Company, to ensure that all Confidential Information is kept confidential for the use and benefit of the Company and subsidiaries and affiliates; and

          (iv) the Employee agrees that, upon termination of his employment hereunder or at any other time the Company, may in writing so request, he will promptly deliver to the Company all materials constituting Confidential Information (including all copies thereof) that are in his possession or under his control. The Employee further agrees that, if requested by the Company, to return any Confidential Information pursuant to this subparagraph (iv), he will not make or retain any copy or extract from such materials.

          For purposes of paragraph (c) of this Section 7, "CONFIDENTIAL INFORMATION" means any and all information developed by or for the Company or any of its subsidiaries or affiliates of which the Employee gains or has acquired knowledge during or prior to the Term by reason of his employment with the Company that is (A) not generally known in any industry in which the Company or any of its subsidiaries or affiliates is or may become engaged or (B) not publicly available. Confidential Information includes, but is not limited to, any and all information developed by or for the Company or any of its subsidiaries or affiliates concerning plans, marketing and sales methods, customer lists, materials, processes, business forms, procedures, devices, plans for development of products, services or expansion into new areas or markets, internal operations, and any trade secrets and proprietary information of any type owned by the Company or any of its subsidiaries or affiliates, together with all written, graphic and other materials relating to all or any part of the same.

          8.   Successors; Assignment.
               ----------------------

               (a) The Company.  The Company may assign any of its rights and
                   -----------
obligations hereunder, without the written consent of the Employee, in connection with a Change of Control. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

               (b) The Employee. Neither this Agreement nor any right or
                   ------------
interest hereunder may be assigned by the Employee, his beneficiaries, or legal representatives without the prior written consent of the Board; provided,
                                                                --------
however, that nothing in this Section 9 shall preclude (i) the Employee from
-------
designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Employee or his estate from assigning any rights hereunder to distributees, legatees, beneficiaries, testamentary trustees or other legal heirs of the Employee.

          9.   Notices.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed to have been given when delivered by hand, mailed by first-class registered or certified mail, postage prepaid and return receipt requested, or delivered by overnight courier addressed as follows:

               (i)  If to the Company:

                    Deep Run Packing Co., Inc.
                    c/o Eastburn and Gray, P.C
                    60 East Court Street
                    Doylestown, PA  18901
                    Attn:  D. Rodman Eastburn, Esq.

                    with a copy to:

                    Mr. Robert V. Dale
                    Windy Hill Pet Food Company, Inc.
                    Highwoods Plaza II
                    103 Powell Court, Suite 200
                    Brentwood, TN  37027

               (ii) If to the Employee:

                    Mr. Scot J. Fickes
                    8 Florence Circle
                    Sellersville, PA  18960

or, in each case, at such other address as may from time to time be specified to the other party in a notice similarly given.

          10.  Governing Law; Expenses.
               -----------------------

               (a) Governing Law. This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of the State of Pennsylvania without giving effect to the conflicts of law principles thereof.

               (b) Expenses.  All costs and expenses (including attorneys' fees)
                   --------
incurred in connection with any claim, dispute or litigation pertaining to this Agreement shall be paid by the party incurring such expenses.

          11.  Entire Agreement.  This Agreement contains the entire agreement
               ----------------
of the parties and their affiliates relating to the subject matter hereof and supersedes all prior agreements, representations, warranties and understandings, written or oral, with respect thereto.

          12.  Severability.  If any term or provision of this Agreement or the
               ------------
application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall remain valid and enforceable to the fullest extent permitted by law.

          13.  Remedies.
               --------

               (a) Injunctive Relief. The Employee acknowledges and agrees that
                   -----------------
the covenants and obligations of the Employee contained in subsections (a), (b) and (c) of Section 7 hereof relate to special, unique and extraordinary matters and are reasonable and necessary to protect the legitimate interests of the Company and its subsidiaries and affiliates and that a breach of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies at law are not available. Therefore the Employee agrees that the Company shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining the Employee from any such breach.

               (b) Remedies Cumulative. The Company's rights and remedies under
                   -------------------
this Section 13 are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

          14.  Withholding Taxes.  The Company may deduct any federal, state or
               -----------------
local withholding or other taxes from any payments to be made by the Company hereunder in such amounts which the Company reasonably determine are required to deduct under applicable law.

          15.  Amendments, Miscellaneous, etc.  Neither this Agreement nor any
               ------------------------------
term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          16.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts and shall be the valid and binding agreement of the parties when such counterparts have been duly executed and delivered by each party hereto.

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

                                    DEEP RUN PACKING CO., INC.



                                    By_____________________________________
                                       Name:
                                       Title:


                                    _______________________________________
                                    SCOT J. FICKES

                                                                     EXHIBIT F


                           DEEP RUN PACKING CO., INC.
                               431 Deep Run Road
                          Dublin, Pennsylvania  18917


                                    June 1, 1998


Mr. Gene W. Fickes
423 Deep Run Road
Dublin, PA    18917

          Re:  Consulting and Noncompetition Agreement
               ---------------------------------------

Dear Gene:

          Deep Run Packing Co., Inc. (the "COMPANY") and you (the "CONSULTANT") hereby agree, in consideration of the payments to be made to the Consultant hereunder, as follows:

          1.   Consulting Services.
               -------------------

          (a) Effective on the date hereof, the Company retains the Consultant to serve as a consultant to the Company for a three year period commencing on the date hereof and ending on the third anniversary hereof (the "CONSULTING PERIOD").

          (b) During the Consulting Period, the Consultant will make himself available to the Company upon reasonable notice for the purpose of consulting with and advising the Company to the best of his abilities on all pet food packaging and related subject matters pertinent to the past, present and/or future business of the Company within the Consultant's expertise and competence, at such reasonable times and places as may be requested by the Company, it being understood that Consultant will not be required to perform services hereunder at the offices of the Company or to maintain a regular schedule for performance of his duties hereunder. Except as limited by Section 3 hereof or otherwise by this Agreement, the Consultant's services shall not be exclusive to the Company, will be considered part-time in scope and the Consultant may have other part time or full-time employment, consulting, or equity involvement in other businesses. The Company acknowledges that its management is experienced in the pet food packaging business, and the Company is free to accept or reject any advice the Consultant provides.

          (c) At all times during the term hereof, the Consultant shall be an independent contractor in providing consulting services hereunder, with the sole right to supervise, manage, operate, control and direct his performance incident to such consulting services. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of principal/agent or otherwise create any liability whatsoever of either party with respect to the indebtedness, liabilities, obligations or actions of the other or any of their employees or agents, or any other person or entity. The Consultant shall be solely responsible for the payment of any withholding and other taxes, including interest and penalties, if any, owing with respect to payments made by the Company to the Consultant under this Agreement. The Consultant shall indemnify and hold the Company harmless with respect to all such taxes, including interest and penalties, if any.

          2.   Confidentiality.  The Consultant agrees that during the
               ---------------
Consulting Period and for a period of two years thereafter, he shall hold and keep confidential all "Confidential Information" (as defined below). The Consultant agrees that he shall not directly or indirectly, disclose any Confidential Information to any person, firm or corporation, or use the same or permit the same to be disclosed or used, except in connection with the business and affairs of the Company and except as required by applicable law, legal process or governmental authority. Any disclosure required by applicable law, legal process or governmental authority shall be made only after prior written notice to the Company.

          "CONFIDENTIAL INFORMATION" shall include the following types of information within the pet food packaging business, both existing regarding the Company or developed by the Company during the Consulting Period: corporate information, including contractual, distribution and licensing arrangements, plans, strategies, tactics, policies, resolutions and patent applications; any litigation or negotiations; marketing information, including sales and product plans, strategies, tactics, methods, customers, prospects and market research data; financial information, including cost and performance data and debt arrangements; operational information, including trademarks, trade secrets, secret formulae, control and inspection practices; manufacturing processes and methods; suppliers; and personnel information, including personnel lists, resumes, personal data and organizational information. Confidential Information is limited to information within the pet food packaging and related industries that is not generally known to the public.

          3.   Noncompetition and Nonsolicitation.
               ----------------------------------

          (a) During the Consulting Period, the Consultant agrees not to directly or indirectly engage in a Competitive Business.

          (b) During the Consulting Period, the Consultant also agrees not to directly or indirectly, solicit any employee of the Company who is employed by the Company as of the date hereof or hereafter during the Consulting Period to leave the Company's employment or solicit pet food packaging or related business from any customer, supplier, licensor, distributor or other business relation of the Company who transacts or proposes the transaction of business with the Company during the Consulting Period.

          (c) For the purposes of this Agreement, a business will be deemed a "COMPETITIVE BUSINESS" if it is conducted in the United States of America and it involves production, manufacturing, packing, distributing, marketing, selling or otherwise dealing with or in any pet food product including, without limitation, dry pet food, semi-moist pet food, pet snacks and treats and canned pet food that is the same as or similar to those produced, manufactured, packaged, distributed, marketed or sold or otherwise dealt in or that were the results of research and development by the Company from time to time prior to and during the Consulting Period. The Consultant will be deemed to engage in a business if he participates in such business as a stockholder, director, member, manager, officer, employee, manufacturer's representative, agent, independent contractor, consultant, partner or individual proprietor, or as an investor (whether directly or beneficially) who has advanced a loan, contributed to capital or expended funds for the purchase of stock or other equity interest; provided, however, that nothing herein contained shall prevent the Consultant from purchasing and owning stock in a public corporation in any amount less than 5% of the issued and outstanding stock of such corporation nor prevent the Consultant from owning more than 5% of the stock of a public corporation so long as less than 10% of that corporation's sales arise from a Competitive Business.

          4.   Payment.
               -------

          (a) Subject to Section 4(b) below, the Company shall pay the Consultant at the rate of $100,000 per annum (the "FEE") in consideration of the services and agreements of the Consultant provided for in this Agreement. The Fee shall be paid in installments in accordance with the Company's normal payroll practices. The Consultant shall be entitled to participate in the Company's medical insurance program on the same basis, at the same cost and otherwise as if he were a full-time employee. During the Consulting Period the Company shall provide the Consultant with the use of a Company automobile on the same basis as provided prior to the Consulting Period. In addition, the Company shall reimburse the Consultant for any reasonable expenses incurred in connection with any travel under this Agreement in accordance with the Company's travel expense reimbursement policy in existence from time to time.

          (b) Notwithstanding the foregoing, in the event of the death of the Consultant, the Consulting Period shall terminate, and the Company shall stop payments under this Agreement, at the end of the month in which the Consultant's death occurs. Disability of the Consultant shall not terminate the Consulting Period or the Company's obligations to make payments hereunder unless (i) the Consultant (or a judicially appointed personal representative) and the Company shall so agree or (ii) such disability makes communication with the Consultant impossible for more than six consecutive weeks.

          5.   Injunctive Relief.  The Company and the Consultant acknowledge
               -----------------
and agree that the Consultant's agreements and covenants in this Agreement relate to matters which are of a special, unique and extraordinary character and are of vital concern to the Company; further, the Company and the Consultant acknowledge and agree that the Company has entered into this Agreement in reliance upon the Consultant's agreements and covenants contained in this Agreement. The Company and the Consultant further acknowledge and agree that any violation, breach, or threatened breach of any of the Consultant's agreements or covenants contained in Section 2 or 3 in this Agreement will result in irreparable damage to the Company for which there is no adequate remedy at law. Therefore, the Company and the Consultant agree that the Company shall have the right in addition to any other rights it may have, to obtain injunctive and other equitable relief for any violation, breach, or threatened breach of this Agreement by the Consultant.

          6.   Severability.  The Consultant and the Company agree that the
               ------------
agreements, covenants, restrictions and remedies contained in this Agreement are reasonable, recognizing the competitive nature of the business of the Company, the scope of similar businesses, the specialized expertise and knowledge the Consultant possesses, the unique and extraordinary nature of the Consultant's services and the importance to the Company of the proprietary information which the Consultant possesses. Therefore it is the Consultant's in tention and the intention of the Company that the agreements, covenants, restrictions and remedies contained in this Agreement shall be enforceable to the fullest extent permissible by law. If a court of competent jurisdiction finds that any such restriction or remedy is unenforceable, void or invalid, but would be enforceable, valid and legal if some part thereof were deleted or the period or area of application reduced, then such restriction or remedy shall apply with such modification as shall be necessary to make it enforceable, valid and legal.

          7.   Assignability.  The Consultant and the Company may not assign
               -------------
this Agreement, except that the Company may assign its rights hereunder in whole or in part in connection with the sale of all or substantially all of its assets or the sale of all or substantially all of the assets of one of its divisions and upon such assignment the assignee and the Company shall have all the rights of the Company hereunder and the assignee shall be deemed to be included within the term "Company" for all purposes of this Agreement including, without limitation, Section 3 hereof, provided that the obligations of the Company in
Section 4 shall remain unaffected.

          8.   Governing Law, Etc.  This Agreement shall be governed by the laws
               -------------------
of the State of Pennsylvania applicable to contracts entered into and performed entirely within the State of Pennsylvania without regard for choice of law rules.

          9.   Confidentiality of Agreement.  The Consultant and the Company
               ----------------------------
each agree not to, directly or indirectly, disclose the terms of this Agreement to any person, firm or corporation, or permit the same to be disclosed, except to their respective accountants, attorneys and lenders and except as required by applicable law, legal process or governmental authority. Any disclosure required by applicable law, legal process or governmental authority shall be made only after prior written notice.

          If you are in agreement with the foregoing, please execute this Agreement in the space provided below and return one fully executed counterpart to the Company, whereupon this Agreement shall be a binding agreement between the Company and you.

                                        Very truly yours,

                                        DEEP RUN PACKING CO., INC.



                                        By_________________________________
                                          Name:
                                          Title:

Agreed to and accepted:



--------------------------------------------
GENE W. FICKES

                                                                     EXHIBIT G

                                    June 1, 1998



Mr. Christopher K. Fickes
Mr. Gene W. Fickes
Ms. Kimberly F. Fickes-Maychuk
Ms. Sandy C. Fickes
Mr. Scot J. Fickes
c/o Eastburn & Gray, P.C.
60 East Court Street
Doylestown, Pennsylvania

          Re:  Stock Purchase Agreement, dated April 6, 1998 by and
               among Windy Hill Pet Food Company, Inc., Gene W. Fickes, Sandy C. Fickes, Scot J. Fickes, Kimberly F. Fickes-Maychuk and Christopher K. Fickes
               -----------------------------------------------------------

Ladies & Gentlemen:

          We have acted as special counsel to Windy Hill Pet Food Company, Inc., a Minnesota corporation ("BUYER"), in connection with the Stock Purchase Agreement, dated April 6, 1998, as amended by the Letter Agreement dated June 1, 1998 (as so amended, the "PURCHASE AGREEMENT"), by and among Buyer, Gene W. Fickes, Sandy C. Fickes, Scot J. Fickes, Kimberly F. Fickes-Maychuk, Christopher
K. Fickes (collectively, the "SELLERS") pursuant to which Buyer has agreed to purchase all of the issued and outstanding capital stock of Deep Run Packing Co., Inc., a Pennsylvania corporation (the "COMPANY") from the Sellers.

          This opinion is delivered to you pursuant to Section 5.2(d) of the Purchase Agreement. All capitalized terms that are used but not defined herein shall have the meanings assigned to them in the Purchase Agreement.

          In rendering this opinion, we have examined executed copies of (i) the Purchase Agreement and (ii) the Escrow Agreement, dated the Closing Date, by and among

Mr. Christopher K. Fickes
Mr. Gene W. Fickes
Ms. Kimberly F. Fickes-Maychuk
Ms. Sandy C. Fickes
Mr. Scot J. Fickes
May [_____], 1998
Page 2


Buyer, the Sellers and First Service Bank, as escrow agent (the "ESCROW AGREEMENT" and, together with the Purchase Agreement, the "AGREEMENTS").

          In connection with the opinions expressed herein, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of such organizational records of Buyer, certificates of public officials and officers and other representatives of Buyer and such other documents, agreements and instruments, and have made such other investigations, as we have deemed necessary or appropriate.

          As to various questions of fact material to this opinion, we have relied with your consent upon the representations and warranties made in the Purchase Agreement and the other documents executed and delivered in connection therewith and upon certificates and other documents of officers or representatives of Buyer and of public officials and have made such other inquiries and investigations as we have deemed necessary or appropriate.

          For purposes of this opinion, we have assumed, without any independent investigation or verification of any kind, (i) the genuineness of all signatures; (ii) the legal capacity of all natural persons executing the Agreements; (iii) the authenticity and completeness of all documents submitted to us as original or certified documents; (iv) the conformity to authentic original documents and completeness of all documents submitted to us as certified, conformed or photostatic copies; and (v) that the certificates of public officials dated earlier than the date of this opinion remain accurate from such earlier date through and including the date of this opinion. We have also assumed compliance by Buyer with financial covenants by which it or its properties may be bound.

          To the extent that the obligations of Buyer may be dependent upon such matters, we have assumed, for purposes of this opinion that: (i) the Escrow Agent is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) each party to the Agreements (other than Buyer) has full power and authority to execute, deliver and perform its obligations under the Agreements to which it is a party; and
(iii) each such document executed by each party thereto (other than Buyer) has been duly authorized, executed and delivered by each party thereto (other than Buyer) and constitutes the valid and binding obligation of each such party (other than Buyer), enforceable against it in accordance with its terms.

Mr. Christopher K. Fickes
Mr. Gene W. Fickes
Ms. Kimberly F. Fickes-Maychuk
Ms. Sandy C. Fickes
Mr. Scot J. Fickes
May [_____], 1998
Page 3


          In connection with our opinion in numbered paragraph 1 below, we have relied exclusively upon a certificate from the Secretary of State of the State of Minnesota, a copy of which has been delivered to you.

          The opinions set forth below that are rendered "to our knowledge" or with similar qualification have been rendered based upon the actual knowledge of the lawyers currently in our employ who have devoted substantive attention to the legal affairs of Buyer, after having made such investigations as we have deemed necessary to render such opinions.

          We are attorneys admitted to practice in the State of New York.
Except as expressly provided in this paragraph, we do not opine on, and we assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of, the laws of any jurisdiction other than the State of New York and the federal laws of the United States of America. The Agreements are each governed, by their respective terms, by the laws of the State of Pennsylvania. We have assumed, with your permission, that the laws of the State of Pennsylvania are the same as those of the State of New York, it being understood that no inference should follow that the laws of the State of New York would govern such agreements under choice-of-law principles or that the opinions set forth with respect thereto would be the same if rendered with respect to the laws of Pennsylvania or any other jurisdiction. Insofar as the opinions below numbered 1, 2 and 3 relate to the laws of the State of Minnesota, we have, with your consent, and without any independent investigation, relied upon the opinion of Leonard, Street and Deinard Professional Association, a copy of which is attached hereto as ATTACHMENT A. Our opinions given in reliance on such opinion are subject to the qualifications, limitations and exceptions contained therein.

          The opinions set forth below are subject to the following additional limitations, qualifications and exceptions:

          (a) the enforceability of the Agreements may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws, decisions or equitable principles now or hereafter in effect relating to creditors' rights and remedies or debtors' obligations generally; and

Mr. Christopher K. Fickes
Mr. Gene W. Fickes
Ms. Kimberly F. Fickes-Maychuk
Ms. Sandy C. Fickes
Mr. Scot J. Fickes
May [_____], 1998
Page 4

          (b) the remedies of specific performance and injunctive and other forms of relief are subject to general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity) and enforceability may be subject to the discretion of the court before which any proceeding therefor may be brought.

          Based upon and subject to the foregoing, we are of the opinion that:

          1. Buyer is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Minnesota.

          2. Buyer has the requisite corporate power and authority to execute, deliver and perform the Agreements and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Agreements by Buyer have been duly authorized by all necessary corporate action on the part of Buyer.

          3. The Agreements have been duly executed and delivered by Buyer and constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

          4. Neither the execution or delivery of the Agreements by Buyer nor the consummation of the transactions which are the subject thereof will constitute a default or an event which would with notice or lapse of time or both constitute a default under or violation or breach (i) of Buyer's Articles of Incorporation or by-laws, or (ii) of any indenture, license, permit, lease, franchise or other instrument or any writ, judgment, or decree known to us to which Buyer is a party or by which Buyer or its properties may be bound, nor, to our knowledge, would such execution, delivery or consummation constitute an event which would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or obligation of Buyer or an event that would result in the creation or imposition of any lien or encumbrance on any asset of Buyer.

          5. The execution, delivery and performance of the Agreements by Buyer do not violate applicable provisions of law, rule or regulation of the United States or the State of New York. No action of, or approval, consent, order or authorization of, or declaration by or filing with any public body or authority of the United States or State of New York is

Mr. Christopher K. Fickes
Mr. Gene W. Fickes
Ms. Kimberly F. Fickes-Maychuk
Ms. Sandy C. Fickes
Mr. Scot J. Fickes
May [_____], 1998
Page 5


necessary on the part of Buyer in connection with the execution, delivery or performance by Buyer of the Agreements or the consummation of the transactions contemplated thereby other than those that have been made or obtained.

          6. To our knowledge, Buyer is not a party to any pending or threatened suit, action, investigation, inquiry by any governmental body or arbitration proceedings, in each case relating to or affecting the consummation of the transactions contemplated by the Agreements.

          The opinions set forth herein are as of the date of this letter and we do not render any opinion as to the effect of any matter which may occur or be effective subsequent to the date hereof.

          This opinion is rendered only to you and is solely for your benefit in connection with the Agreements. This opinion may not be relied upon by you for any other purpose, nor may it be relied upon by any other person, firm or corporation, for any purpose without our prior express written consent.

                                       Very truly yours,










03618.0024

                                                                  DRAFT - 4/1/98

                                                                    ATTACHMENT A


                     [FORM OF OPINION OF MINNESOTA COUNSEL]



                                    May [___], 1998



Richards & O'Neil, LLP
885 Third Avenue
New York, NY 10022-4873

and

[SELLERS]


          Re: Stock Purchase Agreement, dated April [__], 1998 by and among Windy Hill Pet Food Company, Inc., Gene W. Fickes,
               Sandy C. Fickes, Scot J. Fickes, Kimberly F. Fickes-Maychuk
               and Christopher K. Fickes
               ---------------------------------------------------------------

Dear Ladies and Gentlemen:

          We have acted as special Minnesota counsel to Windy Hill Pet Food Company, Inc., a Minnesota corporation ("BUYER"), in connection with the Stock Purchase Agreement, dated April [__], 1998 (the "PURCHASE AGREEMENT"), by and among Buyer, Gene W. Fickes, Sandy C. Fickes, Scot J. Fickes, Kimberly F. Fickes-Maychuk, Christopher K. Fickes (collectively, the "SELLERS") pursuant to which Buyer has agreed to purchase all of the issued and outstanding capital stock of Deep Run Packing Co., Inc., a Pennsylvania corporation (the "COMPANY") from the Sellers. All capitalized terms that are used but not defined herein shall have the meanings assigned to them in the Purchase Agreement.


          In rendering this opinion, we have examined executed copies of (i) the Purchase Agreement and (ii) the Escrow Agreement, dated the Closing Date, by and among Buyer, the Sellers and First Service Bank, as escrow agent (the "ESCROW AGREEMENT" and, together with the Purchase Agreement, the "AGREEMENTS").

Richards & O'Neil, LLP
[SELLERS]
___________, 1998
Page 2

          In connection with the opinions expressed herein, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Buyer, certificates of public officials and officers and other representatives of the Buyer and such other documents, agreements and instruments, and have made such other investigations, as we have deemed necessary or appropriate.

          As to various questions of fact material to this opinion, we have relied upon, without any independent investigation or verification of any kind, the representations and warranties contained in the Agreements and upon certificates and other documents of officers of the Buyer and of public officials and have made such other investigations as we have deemed necessary or appropriate. In our examination of the documents referred to above, we have assumed (i) the genuineness of all signatures; (ii) the incumbency, authority and legal right and power under all applicable laws, statutes, rules and regulations of, all persons executing the Agreements as or on behalf of the parties thereto other than the Buyer; (iii) the authenticity and completeness of all documents submitted to us as original or certified documents; (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimiled or photostatic copies; (v) that the certificates of public officials dated prior to the date of this opinion remain accurate from such earlier date through and including the date of this opinion; and (vi) the legal capacity of all natural persons signing all documents and instruments.

          We are attorneys admitted to practice only in the State of Minnesota and we opine herein only as to the effect of the laws, statutes, rules and regulations of the State of Minnesota and the United States of America on the subject transactions. We do not opine on, and we assume no responsibility as to, the applicability of, or the effect on any of the matters covered herein of, the laws of any other jurisdiction.

          The opinions set forth below are subject to the following additional limitations, qualifications and exceptions:

          (a) the enforceability of the Agreements may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws now or hereafter in effect relating to creditors' rights and remedies generally; and

          (b) the remedies of specific performance and injunctive and other forms of relief are subject to general equitable principles (regardless of whether such enforceability is

Richards & O'Neil, LLP
[SELLERS]
___________, 1998
Page 3


considered in a proceeding at law or in equity) and such enforceability may be subject to the discretion of the court before which any proceeding therefor may be brought.

          Based upon and subject to the foregoing, after giving effect to the consummation of the transactions contemplated by the Agreements, we are of the opinion that:

          1. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota.

          2. Buyer has the requisite corporate power and authority to execute, deliver and perform the Agreements and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Agreements by Buyer have been duly authorized by all necessary corporate action on the part of Buyer.

          3. The Agreements have been duly executed and delivered by Buyer and constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

          4. Neither the execution or delivery of the Agreements by Buyer nor the consummation of the transactions which are the subject thereof will constitute a default or an event which would with notice or lapse of time or both constitute a default under or violation or breach (i) of Buyer's Articles of Incorporation or by-laws, or (ii) of any State of Minnesota statute, law, ordinance, regulation or rule.

          5. No action of, or approval, consent, order or authorization of, or declaration by or filing with any public body or authority of the State of Minnesota is necessary on the part of Buyer in connection with the execution, delivery or performance by Buyer of the Agreements or the consummation of the transactions contemplated thereby.

          The opinions set forth herein are as of the date of this letter and we do not render any opinion as to the effect of any matter which may occur subsequent to the date hereof.

          This opinion is rendered only to you and is solely for your benefit in connection with the transactions contemplated by the Agreements. This opinion may not be

Richards & O'Neil, LLP
[SELLERS]
___________, 1998
Page 4


relied upon by you for any other purpose, nor may it be quoted, circulated, referred or delivered to, or relied upon by any other person, firm or entity for any purpose without our prior express written consent.

                                    Very truly yours,



03618.0024